EXHIBIT 10.182

                          PARTICIPATION AGREEMENT
                GREEN CANYON AREA, OUTER CONTINENTAL SHELF

     THIS  PARTICIPATION  AGREEMENT  (the  "Agreement  )  is  executed  and effective this 28th day of August, 1997 by and between Reading & Bates Development Co., a Delaware corporation ("R&B") and British-Borneo Petroleum Inc., a Texas corporation ("BBPI") and to the extent of its obligations hereunder, British-Borneo Exploration, Inc. a Texas corporation. as operator ("Operator" or "BBEI").

                                 RECITALS

     WHEREAS, BBPI is simultaneously with the execution of this Agreement, acquiring an undivided sixty, percent (60%) interest in and to those Oil and Gas Leases of Submerged Lands under the Outer Continental Shelf Lands Act set forth and more fully described in Exhibit "A", attached hereto and made a part hereof for all purposes (the "Leases"); and

     WHEREAS, R&B is simultaneously with the execution of this Agreement, acquiring an undivided twenty percent (20%) interest in and to the Leases, resulting in R&B owning the remaining undivided forty percent (40% interest in the Leases") and

     WHEREAS, the Leases are burdened by and operated in accordance with that certain Operating Agreement dated effective May 1, 1995, executed by and between Enserch Exploration, Inc., Mobil Oil Corporation, Mobil Oil Exploration & Producing Southeast Inc. and Reading & Bates Development Co., et al., as amended by letters dated October 16, 1995, October 31, 1995 and May 17, 1996 (the "Allegheny JOA") and that certain Unit Agreement for Outer Continental Shelf Exploration, Development, and Production Operations on the Green Canyon Block 254 Unit executed by and between Enserch Exploration, Inc. and Enserch Offshore, Inc., dated effective June 1, 1995 and bearing MMS Contract No. 754395015, as amended (the "UA") and that certain Unit Operating Agreement, executed by and between Enserch Exploration, Inc. and Enserch Offshore, Inc., dated effective June 1, 1995 (the "UOA") and

     WHEREAS, BBPI and R&B have entered into a letter of intent dated August 19, 1997, covering and pertaining to the Leases, the Allegheny JOA and the further development of the Leases (the "LOI"); and

     WHEREAS, BBPI and R&B desire to set forth in detail, the preliminary agreements reached between then in the LOI and to provide a mechanism for the effectuation of such agreements.

     NOW, THEREFORE, BBPI and R&B, for and in consideration of the mutual covenants herein contained and of the mutual benefits to be derived herefrom, the sufficiency of such consideration is hereby acknowledged and confessed and for which due acquittance is hereby granted, hereby covenant, stipulate and agree as follows (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Alleghenv JOA):

1.   PARTICIPATION.

     1.1 Participation. Notwithstanding anything to the contrary contained within or derivable from the Allegheny JOA, the UA and/or the UOA, BBPI, BBEI and R&B do hereby covenant, stipulate and agree with respect to the Leases that:

     (a) BBEI is hereby established, named and designated as operator of the Leases and any unit encompassing all or any portion of the Leases in accordance with the terms and provisions of the Allegheny JOA, the UA and the UOA, as to certain depths, all as identified in those certain Designation of Operator and
          Designation of Successor Unit Operator Forms filed with the Minerals Management Service on August 20, 1997. BBPI and R&B do hereby stipulate and agree that for purposes of the default and security provisions of the Allegheny JOA, the UA and the UOA, a default by BBEI, as operator, shall be deemed a default by BBPI. BBPI and R&B shall execute and deliver, each unto the other, an amendment to the Allegheny JOA, the UA and the UOA, as may be required to implement this stipulation and agreement.

     (b) The development plan attached hereto and made a part hereof for all purposes as Exhibit "B" (the "Development Plan"), is hereby approved by both R&B and BBPI with respect to the development of the Leases and both BBPI and R&B shall be deemed to have obtained any necessary execution, approval and consent necessary to implement the Development Plan, to construct any and all facilities contemplated by the Development Plan and to conduct any and all operations contemplated by the Development Plan. Although not necessary to evidence the execution of, the approval of or their consent to the Development Plan hereunder, it is anticipated that information AFEs shall be forwarded to R&B and BBPI by the Operator. By way of illustration and not limitation, BBPI and R&B do hereby acknowledge the consent, approval and/or execution of any and all Design AFEs, Fabrication AFEs, waivers of the formation of an integrated project team, joint evaluation of development options, any approval processes for the Development Plan, the right to make counter proposals for development plans, any minor modifications to the Development Plan and/or any other applicable provisions of the Allegheny JOA, the UA and/or the UOA which may be necessary to implement the intent of the BBPI and R&B hereunder or which may impede, delay or affect the timely implementation of the Development Plan in accordance with the terms and provisions of the LOI and the terms and provisions of this Agreement.

     (c) BBPI and R&B agree to cooperate in good faith in the acquisition of appropriate Minerals Management Service ("MMS") acceptance and approval of the Development Plan and any associated matter with the Development Plan.

     (d) BBPI and R&B do hereby approve the immediate commencement and implementation of the Development Plan by the Operator, and the Operator hereby undertakes to do so.

     (e) Subject to the further terms hereof, including, but not limited to, providing for the bearing by BBPI of R&B's share of costs relating to the implementation of the Development Plan, R&B does hereby agree to bear and absorb its forty percent (40%) share of all costs, risks and expenses associated with the Development Plan and its implementation and execution, as if such Development Plan had been approved by R&B under the terms and provision of the Allegheny JOA.

     (f) With respect to the acquisition of interests in the Leases by R&B and BBPI described above, both R&B and BBPI do hereby waive and relinquish any and all pre-emtive, preferential rights of purchase, rights to object due to the failure to maintain a uniform interest or any other such similar or dissimilar right which either R&B or BBPI may have or maintain with respect to the other on account of or arising from the above describer acquisition of interests, whether such right is derived from the Allegheny JOA, the UA or the UOA or any other contract or agreement. Additionally, R&B does hereby grant unto BBPI a similar waiver of rights with respect to any future acquisition by BBPI of the interest of Mobil Oil Corporation and/or Mobil Oil Exploration & Producing Southeast Inc or any other affiliated entity of either which may hold title (hereinafter collectively "Mobil") or its successors or assigns, in Green Canyon Block 252 and/or Green Canyon Block 296. In the event BBPI does acquire an interest from Mobil, BBPI and R&B agree to examine and discuss, in good faith, the equalization of interests between them in Greet Canyon Block 252 and/or Green Canyon Block 296.

     g) With respect to the acquisition of interests in the Leases by R&B and BBPI described above, for the purposes of properly reflecting the interests to be acquired in the records of the Minerals Management Service ("MMS"), R&B and BBPI do hereby agree that the conveyance documents evidencing the conveyance of interest from Mobil to BBPI shall be filed with the MMS prior to the conveyance documents evidencing the conveyance of interest from Enserch to R&B and that R&B agrees that in its letter to the MMS requesting approval of the conveyance documents evidencing the conveyance of interest from Enserch to R&B, R&B shall specifically provide that the documents evidencing the conveyance of interest from Mobil to BBPI shall be approved first.

2.   DEVELOPMENT CARRY.

     2.1 Obligation to Carry. Notwithstanding anything to the contrary which may be contained in or derived from the Allegheny JOA, the UA or the UOA, and as a portion of the consideration due R&B hereunder, BBPI shall bear (by paying for the following costs on R&B's behalf), R&B's undivided forty percent (40%) share of the cost and expense of the design, engineering, fabrication, construction and installation of the facilities contemplated under the Development Plan ("Development Costs"), through August 28, 1998, or the date of the election set out in Article 2.2 is made by R&B, whichever is the first to occur. BBPl's obligation hereunder is only as to costs actually incurred during said time period and R&B shall continue to bear and pay directly, its proportionate share of all liability, risks, exposures, lawsuits, demands, claims and other similar and dissimilar liabilities. Nothing herein shall be deemed to provide R&B a turnkey or other fixing of costs or liabilities with respect to the implementation of the Development Plan.

     2.2 Election of R&B. On or before August 28, 1998 (the period from August 28, 1997 to the earlier of August 28, 1998 or the date upon which payment is made pursuant to R&B's election under 2.2 shall be referred to at the "Option Period"), R&B shall elect by written notice to BBPI, either to:

     (a) convey to BBPI, effective as of August 28, 1997 (the "Effective Closing Date"), free and clear of all burdens, liens, overriding royalties, production payments and any other burden or encumbrance created by, through or under R&B, all of R&B's interest in the Leases, and all of R&B's interest in any and all associated facilities and equipment for the sum of Twenty-five Million and No/100 Dollars ($25,000,000.00) plus interest from August 28, 1997 at LIBOR (London Interbank Rate) + 2%: or

     (b) retain its interest in the Leases and pay to BBPI, forty percent (40%) of all of the above described costs incurred by BBPI in connection with the implementation of the Development Plan during the Option Period, plus interest to be calculated at LIBOR + 2% from the date such funds were paid by BBPI. R&B would then be assigned an undivided forty percent (40%) interest in and to the Seastar facility and all associated equipment and facilities, free and clear of all liens and encumbrances, save and except those liens and encumbrances contemplated under the terms and provisions of the Allegheny JOA, the UA or the UOA and R&B would also then assume an undivided forty percent (40%) of the future costs of the development pursuant to the terms and provisions of the Allegheny JOA and the LOI.

Failure of R&B to make an election within the Option Period shall be deemed to be an election under Article 2.2 (a above

In the event R&B makes an election under option 2.2 (a) above or if R&B fails to make an election during the Option Period, upon the closing of the transaction contemplated in 2.2(a) above, BBPI shall agree to protect, indemnify, defend and hold R&B harmless from and against any and all claims, demands, liabilities, suits, damages and injuries arising from the implementation of the Development Plan from and after August 28, 1997.

     2.3 Option Agreement. The rights and obligations of the parties with respect to the option of R&B hereunder, shall be confirmed in a separate agreement to be executed by R&B and BBPI (the "Option Agreement") which is attached hereto and made a part hereof for all purposes as Exhibit "D." The Option Agreement shall be executed in recordable form and which may be filed in the records of the Minerals Management Service and the appropriate parish records.

     2.4 Voting/Elections during the Option Period. During the Option Period, BBPI shall, under the terms of the Allegheny JOA, be entitled to vote and make Elections with respect to R&B's interest with respect to the implementation of and all matters associated with the Development Plan, provided that such vote and/or Election is the same as BBPI's vote with respect to its own interest. During the Option Period, BBPI shall not be entitled to vote or make Elections with respect to R&B's interest with respect to drilling operations, but may vote and make Elections with respect to R&B's interest with respect to completion operations of existing wells. BBPI agrees to keep R&B fully informed with respect to such votes and Elections.

     2.5 Transfers of Interest by R&B during the Option Period. Prior to its payment or assignment under Article 2.2 above, R&B shall not sell, convey, mortgage, pledge, assign, encumber, alienate or otherwise transfer, nor enter into any agreement to sell, convey, mortgage, pledge, assign, encumber, alienate or otherwise transfer all or any portion of its interest in the Leases to any party other than BBPI.

     2.6 Information to R&B during the Option Period. During the Option Period, R&B shall be entitled to review all information, data and contracts affecting the Development Plan and R&B shall be permitted to attend, at an observer, periodic review meetings with contractors in which the Development Plan is discussed. In addition to the other information to be provided to R&B under the Allegheny JOA as a Participating Party, within 30 days after the end of each calendar month during the Option Period, BBEI and BBPI shall provide a statement to R&B describing the costs and expenses accruing to R&B's forty percent (40%) share during the preceeding month.

3.   SECURITIZATION OF OBLIGATIONS.

     3.1 Mortgage, Pledge and Assignment. To secure its obligation to pay BBPI for the amounts paid by BBPI and attributable to R&B's forty percent (40%) share of the costs for the development contemplated by the Development Plan hereunder and/or its obligation to convey its interest in the Leases under Article 2.2(a) hereof if R&B so elects, if R&B fails to make an election or if R&B experiences a change in control of the Company, R&B shall grant to BBPI a mortgage and UCC financing statement (collectively the "Mortgage") burdening its interest in the Leases and equipment associated with the Leases (now or hereinafter in existence), in an amount sufficient to secure its undivided forty percent (40%) share of all anticipated expenditures to be made by BBPI in connection with the development contemplated by the Development Plan. The Mortgage shall be in the form and contain the terms and provisions as set forth in Exhibit "D", attached hereto and made a part hereof for all purposes.

     3.2 Release and Subordination of Mortgage, Pledge and Assignment. The Mortgage shall be released when both first commercial production of hydrocarbons, contemplated under the Development Plan has occurred and R&B has repaid in full its share of development costs, plus accrued interest, accruing prior to such first commercial production and payment. If prior to final payment by R&B and release of the Mortgage by BBPI, R&B desires to acquire alternate project financing of its proportionate share of such development, BBPI shall subordinate such Mortgage to the extent of any funds advanced pursuant to such financing and to the extent that any interest may be due on such advanced funds, provided that such funds advanced are paid directly to BBPI, to the extent of R&B;'s unpaid obligations to BBPI only, pursuant to Article 2.2(b) above in repayment of its loan to R&B.

4.   CHANGE IN CONTROL OF R&B.

     4.1 Effect of Change in Control. In the event that, at any time during the term of the Option Period R&B experiences a "change in control of the Company", as hereinafter defined in Article 4.2, R&B shall give written notice to BBPI of such occurrence and BBPI shall have the right and option, but not the obligation, for a period of ten (10) business days after receipt of such notice, to acquire the Property from R&B as provided herein. Such option shall expire if BBPI fails to exercise such option within the time frame established hereunder.

Any such acquisition by BBPI pursuant to the terms and provisions hereof shall be made free and clear of any and all liens, mortgages, claims, overriding royalty interests, production payments or any other burdens which may have been created by, through or under R&B.

     4.2 Change in Control Defined. For the purposes of this provision, "Company" shall be deemed to mean R&B and the parent of R&B and/or any other entity controlling a majority of the voting stock of R&B. For the purposes of this provision, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item l(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation, such a change it control shall be deemed to have occurred if (a) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"), or (b) individuals who constitute the Board on the Effective Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock option and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%. For purposes of this provision the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or an subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof. For purposes of this Article 4., a "change in control of the Company" shall not be deemed to occur solely as the result of a spin-off, split-off or other distribution of the outstanding stock of R&B to the stockholders of the ultimate parent corporation controlling a majority of the voting stock of R&B, or the merger of R&B's parent with Falcon Drilling Company, Inc., or the merger of R&B where R&B's parent ultimately retains controlling interest of the surviving entity, or any merger where the parent of R&B is the surviving entity.

5.   TITLE WARRANTY.

     5.1  Title Warranty. R&B warrants that:

          (a) Neither R&B nor any parent, subsidiary or affiliate of R&B during their respective periods of ownership has (A) executed any deed, conveyance, assignment or other instrument as an assignor, grantor, sublessor or in another capacity or (B) has breached any obligation under any Lease that would (i) result, now or in the future, in R&B's interest for any Lease being less than that set forth in Exhibit "F", attached hereto and made a part hereof for all purposes or (ii) obligate R&B, now or in the future, to bear the costs and expense relating to the maintenance, development and operation of such Lease, in an amount greater than the working interest for such Lease, well or unit set forth in Exhibit "F", unless the net revenue interest attributable to said working interest is increased by proportionate or greater amount; and

          (b) Except as specifically provided in the Allegheny JOA, the UA or the UOA, the interests of R&B, as set forth in Exhibit "F" hereto are free of all liens, mortgages, charges privileges, security interests and encumbrances created by or through R&B as of the Effective Closing Date;

(the limited warranty set forth in subparagraphs (a) and (h) above shall hereinafter be referred to as the "Special Limited Warranty"). The Mortgage and the assignment of leasehold interest, in the event the option set forth in 2.2(a) is selected or deemed to be selected, executed by R&B in favor of BBPI shall be with no warranty whatsoever other than the Special Limited Warranty, but with full substitution and subrogation to BBPI in and to all covenants, agreements, representations and warranties made by others heretofore given or made in connection with the Leases or any part thereof.

6.   REPRESENTAT10NS OF R&B.

     As a principal cause and material inducement to BBPI's execution of this Agreement and to BBPI's consummation of the transactions contemplated hereby, and with the acknowledgment by R&B of BBPI's reliance hereon, R&B, to the extent set forth below and with respect to its undivided forty percent (40%) interest in the Leases covered hereby, represents to BBPI that as of the date hereof:

     6.1 Existence of R&B. R&B is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     6.2 Power of R&B. R&B has the requisite corporate power to enter into and perform this Agreement and the transactions contemplated hereby. Subject to rights to consent by, required notices to, and filings with of other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases, the execution, delivery and performance of this Agreement by R&B, and the transactions contemplated hereby, will not violate (i) any provision of the articles of incorporation or bylaws of R&B, (ii) an, material agreement or instrument to which R&B is a party or by which R&B is or the Assets owned by R&B art bound, (iii) any judgment, order, ruling, or decree applicable to the Assets or to R&B as a party in interest, or (iv) any law, rule or regulation applicable to R&B or to the ownership or operation of the Assets.

     6.3 Authorization of R&B. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of R&B. This Agreement has been duly executed and delivered on behalf of R&B, and at the Closing all documents and instruments required hereunder to be executed and delivered by R&B shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of R&B enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.4 Brokers. R&B has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement and any such obligation or liability that might exist and which was incurred by R&B, shall be the sole obligation or liability of R&B.

     6.5 Foreign Person. R&B is not a "foreign person" within the meaning of the Sections 1445 and 7701 of Internal Revenue Code of 1986, as amended (the "Code")(i.e. R&B is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

     6.6 Litigation. There are no actions, suits or proceedings pending, or to the knowledge of R&B threatened, against or affecting the Leases or any portion or portions thereof, or the operations of R&B relating to the Leases or any portion or portions thereof, and to the best of R&B's knowledge after reasonable inquiry, no violation of any laws, statutes, regulations or orders applicable to any Lease or the operation thereof exists.

     6.7   Consents  and  Preferential  Purchase  Rights.  Other  than  the consents and waivers contained in this Agreement and the existing agreements with Manta Ray Gathering Company, L.L.C., there are no consents (except governmental consents which are customarily obtained after the assignment of an oil and gas lease), agreements or waivers of preferential rights necessary to the valid mortgage of the Leases to BBPI at Closing that have not been affirmatively waived or deemed to have been waived by expiration of the appropriate notice period, and there are no preferential purchase rights or calls on production with respect to the production from the Leasehold Interests, which limit the purchase price for oil or pas, or which are not subject to termination upon 60 days' notice.

     6.8 MMS Approval. R&B is not aware of the existence of any fact or condition with respect to R&B or the Leases that may cause the MMS to withhold unconditional approval, to the extent MMS approval is required under applicable law, of the Mortgage of the Leases from R&B to BBPI or any acquisition of R&B's interest in the Leases under Articles 2., 3. or 4. hereof.

7.   REPRESENTATIONS OF BBPI AND BBEI.

     As a principal cause and material inducement to R&B's execution of this Agreement and to R&B's consummation of the transactions contemplated hereby, and with the acknowledgment by BBPI of R&B's reliance hereon, BBPI, to the extent set forth below and with respect to its undivided sixty percent (60%) interest in the Leases covered hereby, represents to R&B that as of the date hereof:

     7.1 Existence of BBPI. BBPI and BBEI are corporations duly organized, validly existing and in good standing under the laws of the State of Texas.

     7.2 Power of BBPI & BBEI. BBPI and BBEI have the requisite corporate power to enter into and perform this Agreement and the transactions contemplated hereby. Subject to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases, the execution, delivery and performance of this Agreement by BBPI and BBEI, and the transactions contemplated hereby, will not violate (i) any provision of the articles of incorporation or bylaws of BBPI or BBEI, (ii) any material agreement or instrument to which BBPI or BBEI is a party or by which BBPI or BBEI is or the Leases owned by BBPI are bound, (iii) any judgment, order, ruling, or decree applicable to the Leases or to BBPI or BBEI as a party in interest, or (iv) any law, rule or regulation applicable to BBPI or BBEI or to the ownership or operation of the Leases.

     7.3 Authorization of BBPI & BBEI. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of BBPI and BBEI. This Agreement has been duly executed and delivered on behalf of BBPI and BBEI, and at the Closing all documents and instruments required hereunder to be executed and delivered by BBPI and BBEI shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of BBPI and BBEI, enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.4 Brokers. Neither BBEI or BBPI have incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement and any such obligation or liability that might exist and which was incurred by BBPI or BBEI, shall be the sole obligation or liability of BBPI and BBEI.

     7.5 Foreign Person. Neither BBPI or BBEI are a "foreign person" within the meaning of the Sections 1445 and 7701 of Internal Revenue Code of 1986, as amended (the Code) (i.e., BBPI and BBEI are not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

     7.6 Litigation. There are no actions, suits or proceedings pending, or to the knowledge of BBPI or BBEI threatened, against or affecting the Leases or any portion or portions thereof, or the operations of BBPI or BBEI relating to the Leases or any portion or portions thereof, and to the best of BBPI's and BBEI's knowledge after reasonable inquiry, no violation of any laws statutes. regulations or orders applicable to any Lease or the operation thereof exists.

     7.7   Consents  and  Preferential  Purchase  Rights.  Other  than  the consents and waivers contained in this Agreement and the existing agreements with Manta Ray Gathering Company, L.L.C., there are no consents (except governmental consents which are customarily obtained after the assignment of an oil and gas lease), agreements of waivers of preferential rights necessary to the valid mortgage of the Leases to BBPI at Closing that have not been affirmatively waived or deemed to have been waived by expiration of the appropriate notice period, and there are no preferential purchase rights or calls on production with respect to the production from the Leasehold Interests, which limit the purchase vice for oil or gas, or which are not subject to termination upon 60 days' notice.

     7.8 MMS Approval. Neither BBEI nor BBPI is aware of the existence of any fact or condition with respect to BBPI or BBEI or the Leases that may cause the MMS to withhold unconditional approval, to the extent MMS approval is required under applicable law, of the Mortgage of the Leases from R&B to BBPI or any acquisition of R&B's interest in the Leases under Articles 2., 3., or 4. hereof.

8.   CLOSING.

     8.1 Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") is to be held at the offices of BBPI on the later to occur of August 28, 1997, or such other date as may be mutually agreed in writing between BBPI and R&B.

     8.2  Closing Obligations. At the Closing:

          (a) R&B shall execute, acknowledge and deliver to BBPI and BBPI shall execute, acknowledge and deliver to R&B, this Agreement, the Option Agreement attached hereto as Exhibit "C", the mortgage and UCC statements attached hereto as Exhibit "D" together with any and all requisite forms required to accompany such documents for filing with the MMS and the appropriate parishes, including, but not limited to, Designation of Operator forms in favor of BBEI.

          (h) BBPI and R&B shall execute such other instruments and take such other action as may be necessary to carry out their respective obligations under this Agreement.

          (c) BBEI, BBPI and R&B shall execute and deliver, each unto the other, appropriate ratifications of the Allegheny JOA and which agreement shall govern the operation of the Leases on and after the Effective Date, together with any and all Declarations of Operating Agreement, UCC Financing Statements and any other documents which may be required under the terms and provisions of the Allegheny JOA.

9.   POST-CLOSING OBLIGATIONS.

     9.1 Further Assurances. After Closing, BBPI and R&B agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purpose of this Agreement or of any document delivered pursuant hereto.

     9.2 Governmental Approvals. After Closing, BBPI and R&B agree to take all actions and to execute all documents reasonably requested by the other party to obtain all necessary permissions, approvals or consent required by federal, state or local governmental authorities to consummate the transactions contemplated by this Agreement.

     9.3 Cooperation. Each party to this Agreement shall provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other parties for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other parties made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, no party to this Agreement shall be required at any time to disclose to the other parties any tax return or other confidential tax information.

     9.4 Sharing of Information regarding the Leases. If requested by Mobil and/or Enserch Exploration Inc. ("Enserch"), BBPI may provide Mobil and/or Enserch reasonable access to data concerning the development contemplated by the Development Plan, by means of project reports and invitations to attend periodic review meetings

10.  MISCELLANEOUS.

     10.1 Governing law. THIS AGREEMENT AND ALL INSTRUMENTS EXECUTED IN ACCORDANCE WITH IT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE
WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO CONFLICT OF LAW RULES THAT WOULD DIRECT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     10.2   Entire  Agreement.  This  Agreement,  including  all   exhibits
attached hereto and made a part hereof, together with the LOI, including all exhibits attached thereto and made a part thereof, constitute the entire agreement between the parties and together supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event of any conflict between this Agreement and the LOI, the provisions of this Agreement shall take precedence. In the event of any conflict between this Agreement and the terms and provisions of the Allegheny JOA, this Agreement shall take precedence. No supplement, amendment, alteration, modification, waiver or termination of this Agreement or the LOI shall be binding unless executed in writing by the parties hereto. The Allegheny JOA shall govern the operation of the Leases on and after the Effective Date.

     10.3 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waive' unless otherwise expressly provided.

     10.4 Captions. The captions in this Agreement are for convenience only and shall not be considered part of or affect the construction or interpretation of any provision of this Agreement.

     10.5 Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery, by depositing same in the mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested or by facsimile transmission. Notice deposited in the mail in the manner herein above described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only in and when actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

          BBPI's Mailing Address:  British-Borneo Petroleum, Inc.
                                   1201 Louisiana, Suite 3500
                                   Houston, Texas 77002
                                   Attention: James K. Teringo, Jr
                                         General Counsel
                                   Telephone:  (713) 752-5619
                                   Fax: (713) 650-1053

          BBEI's Mailing Address:  British-Borneo Exploration. Inc.
                                   1201 Louisiana, Suite 3500
                                   Houston, Texas 77002
                                   Attention James K. Teringo, Jr.
                                        General Counsel
                                   Telephone:  (713) 752-5619
                                   Fax:  (713) 650-1053

          R&B's Mailing Address:   Reading & Bates Development Co
                                   901 Threadneedle, Suite 200
                                   Houston, Texas 77079
                                   Attention: Gary J. Junco
                                         Chief Operating Office
                                   Telephone: (281) 496-5000
                                   Fax:  (281) 496-0285

Each party shall have the right, upon giving ten (10) days prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

     10.6 Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants).

     10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is no affected in a materially adverse manner with respect to either party

     10.8    Survival.    The   warranties,   representations,   covenants,
agreements and obligations of the parties under this Agreement shall survive the Closing of the transaction contemplated hereby.

     10.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

     10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.11 Attorneys' Fees. If a suit or action is filed by any party to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in investigation or related matters and it preparation for and prosecution or defense of such suit or action as fixed by the trial court, and, if any appeal is takes from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court or, if appropriate, by the trial court.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.


                                   BRITISH-BORNEO PETROLEUM, INC.

WITNESSES:                         By:   _____________________
                                   Name: _____________________
                                   Title:_____________________


                                   READING & BATES DEVELOPMENT CO.

WITNESSES:

_______________________________    By:   ______________________
Name: _________________________    Name: ______________________
                                   Title:______________________
_______________________________
Name: _________________________


TO THE EXTENT AND ONLY TO THE EXTENT
OF ITS OBLIGATIONS HEREUNDER:

                                   BRITISH-BORNEO EXPLORATION, INC.

WITNESSES:

_______________________________    By:   ______________________
                                   Name: ______________________
_______________________________    Title:______________________



STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

     ______________, to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as _______________ of British-Borneo Petroleum, Inc., a Texas corporation, on behalf of said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

     THUS  DONE, READ AND SIGNED in the State and County aforesaid, in  the
presence   of   ___________________  and   ___________________,   competent
witnesses, on the 28th day of August, 1997.

WITNESSES:

_________________________          _________________________

_________________________

                                   _________________________
                                   Notary Public in and for the
                                   State of Texas


My Commission expires:

________________________


STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

      ______________ , to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the present of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as ______________ of Reading & Bates Development Co., a Delaware corporation, on behalf of the said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

     THUS  DONE, READ AND SIGNED in the State and County aforesaid, in  the
presence   of  ______________________  and  ___________________,  competent witnesses, on the 28th day of August, 1997.


WITNESSES:

_________________________          _________________________

_________________________


                                   _________________________
                                   Notary Public in and for the
                                   State of Texas


My Commission expires:
________________________


STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

     _____________________, to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, the he executed the above and foregoing instrument in his capacity as _______________ of British-Borneo Exploration, Inc., a Texas corporation, on behalf of said corporation with full authority, and that the said instrument is the free act ant deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

     THUS DONE, READ AND SIGNED in the State and County aforesaid, in the presence of _______________ and _________________, competent witnesses, on the 28th day of August, 1997.


WITNESSES:

_________________________          _________________________

_________________________

                                   _________________________
                                   Notary Public in and for the
                                   State of Texas


My Commission expires:

________________________



                                EXHIBIT "A"

                                THE LEASES


1. LEASE OCS-G 8005. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, to Amerada Hess et al., as Lessees, bearing Serial No. OCS-G 8005 covering all of Block 253, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

2. LEASE OCS-G 7049. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of June 1, 1984, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 7049 covering all of Block 254, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

3. LEASE OCS-G 8876. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of June 1, 1987, by and between the United States of America, as Lessor, to Hunt Petroleum Corporation et al., as Lessees, bearing Serial No. OCS-G 8876 covering all of Block 297, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

4. LEASE OCS-G 8010. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8010 covering all of Block 298, Green Canyon. OCS Official Protraction Diagram, NG 15-3.


                               EXHIBIT, "B"

                           THE DEVELOPMENT PLAN

                              ALLEGHENY FIELD

                        DEVELOPMENT PLAN (SUMMARY)


I   DEVELOPMENT OVERVIEW

1.1 The purpose of this note is to demonstrate how British-Borneo intends to develop the Allegheny field, achieving first oil in Q3 1999 at a development cost in the region of US $213 million.

1.2 This proposal for the Allegheny field development is founded on the following assumptions:

     - four   existing  (suspended)  wells  completed  at  two  sea   floor
       locations (at wells GC 254 #3, 4STI, 5 and at GC 297 #1);
     - one new well located near GC 297 # 1;
     - recompletions as needed dependent on reservoir performance;
     - additional   wells   as  needed,  also  dependent   upon   reservoir
       performance;
     - dual gravel pack completions using HES/PES for all equipment and installation;
     - production via flowlines to a SeaStar TLP situated between the two sea floor well locations (see Attachments la and lb);
     - duplication of the Morpeth SeaStar system;
     - project   management  undertaken  by  the  existing   British-Borneo
       project team;

1.3 Export-quality crude will be shipped via a 30 mile, 8" pipeline to the Poseidon trunk line system a EW 953, gas via a 25 mile, 6" pipeline to the Texaco Discovery system at EW 873 (see Attachment 1c). An alternative route for both pipelines could be to the Morpeth SeaStar at EW 921.

1.4  The SeaStar TLP will provide full processing facilities for:

     - 25M bpd oil average: 27 M peak;
     - 35MMscfd gas average: 45mm peak;
     - 8M bpd water average: 9M peak

(See Attachment 2)

2    CONTRACTING PHILOSOPHY

2.1 It is proposed to use British-Borneo's current Morpeth field development as a model for Allegheny substantially duplicating the Morpeth SeaStar components (e.g. hull, mooring system) utilizing the services of the same contractors and subcontractors This is considered an essential prerequisite for the optimum development of the Allegheny field. Discussions have been held with the major contractors and subcontractors. Negotiations are sufficiently far advanced to enable British-Borneo to express its confidence in the viability of this proposal.

2.2  Current contractual areas of responsibility on Morpeth are:

2.2.1  Atlantia Corporation - the design and procurement and fabrication of
                              the  SeaStar  System  including   hull,  deck
                              topsides and mooring system:

       subcontracting  to:    Gulf Island Fabrication - hull fabrication
                                                      - deck
                                                      - piles

                              Aker Gulf Marine        - tendons
                              ABB Vetco Gray          - tendon connectors

2.2.2  J. Ray McDermott     - transportation and installation of the SeaStar
                              TLP   including   mooring   system,  hull  and
                              topsides;
                            - design, engineering,  fabrication, supply  and
                              installation of the subsea system including xmas trees, flowline risers, control system and umbilicals;
                           - design, engineering, fabrication, supply and installation of the subsea gas and oil export pipelines.

3   PROJECT MANAGEMENT PHILOSOPHY

3.1 This proposal is predicated on capitalizing on the existing relationships that British-Borneo has developed with Atlantia and J. Ray McDermott on the Morpeth project. With a small augmentation in the current Morpeth project team (in the subsea area), existing synergies can be exploited to the fullest, thus ensuring the most effective and efficient management of the Allegheny project.

4    SCHEDULE

4.1 Taking into account the existing skills and resources being offered by British-Borneo, the aggressive schedule contained in Attachment 3 is achievable. The following key dates should be noted:

     August 29, 1997  -  Obtain SOP extension from MMS
     August 29, 1997  -  Deal closure
     October 1. 1997  -  Order tendon connectors
                      -  Order steel for hull
                      -  Commit to DB50 slot
     November 1, 1998 -  Order subsea trees
     Q1 1999          -  Complete 3 wells
     Ql/Q2 1999       -  Install SeaStar and subsea systems (using DB50 prior
                         to its commitment to Shell on 7/1/99)
     Q3 1999          -  FIRST OIL
                      -  Drill  and  complete  one additional well,  complete
                         fourth existing well

5    ESTIMATED COSTS

5.1  Total   field  facility  costs,  pre-production  costs  (including   3
     completions) are estimated at US$ 213MM. A breakdown of this figure can be found in Attachment 4.

                                EXHIBIT "C"

                     THE OPTION AND ELECTION AGREEMENT

STATE OF TEXAS

COUNTY OF HARRIS

                       OPTION AND ELECTION AGREEMENT

          THIS OPTION AGREEMENT is entered into and shall be effective as of 12:01 a.m., August 28, 1997 (hereinafter referred to as the "Effective Date"), by and between READING & BATES DEVELOPMENT CO., a Delaware corporation, federal taxpayer identification no._____, whose mailing address is 901 Threadneedle, Suite 200, Houston, Texas 77079 ("R&B") and BRITISH-BORNEO PETROLEUM, INC., a Texas corporation, federal taxpayer identification no._____, whose mailing address is 1201 Louisiana, Suite 3500, Houston, Texas 77002 ("BBPI").

          In consideration of the payment of the sum of One Thousand ($1,000.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed and for which due acquitance is hereby granted, (x) R&B does hereby grant in favor of BBPI the right and option, but not the obligation, to purchase, upon the occurrence of a change in control of the Company, as hereinbelow defined, during the Option Period (as defined in Article 2.2 of the Participation Agreement dated August 28, 1997, executed by and between R&B and BBPI (the "Participation Agreement")), on the terms and conditions described hereinbelow; and (y) BBPI shall purchase, upon the election of R&B to sell on or before August 28, 1998, pursuant to the terms and provisions of
Article 2.2(a) of the Participation Agreement, or upon the failure of R&B to make an election, pursuant to the terms and provisions of Article 2.2 of the Participation Agreement; on the terms described below, all of R&B's right, title and interest, together with any and all right, title and interest which may be hereinafter acquired by R&B pursuant to the terms of the Operating Agreement, dated effective May 1, 1995, ratified by R&B and BBPI, as amended (the "Operating Agreement" or the "Allegheny JOA"), in and to the following described properties (the "Property"):

          (a)   The  oil,  gas and mineral leases described on  Exhibit  1,
          Part (a) (the "Leases"), together with a like interest with respect to the Leases in and to any and all (i) mineral interests,  (ii)  overriding  or landowners'  royalty  interests,
          (iii) surface and subsurface interests and rights, (iv) beneficial, convertible or reversionary interests, (v) interest owned, claimed or acquired, or to be owned, claimed or acquired, by agreement, (vi) production payments, (vii) contractual interests owned pursuant to participation agreements, operating agreements or similar agreements, and (viii) any and all like or unlike interests, including without limitation those specific items identified on Exhibit 1, Part (a). This shall include any contractual rights providing for the acquisition or earning of any of the foregoing, and R&B's rights in respect of any pooled, communitized or unitized acreage of which any of the foregoing is a part. (All of the foregoing shall be called collectively the "Leasehold Interests.")

          (b) Any and all wells, wellbores, pipe, gathering lines, compressors, facilities, equipment, platforms, pipelines, templates and any and all other personal, real, movable and immovable property, fixtures or equipment which are located on or used directly in connection with the production, treatment or transportation of oil and gas from the Leasehold Interests, including, without limitation, those items specifically identified on Exhibit 1, Part (b) (the "Equipment").

          (c) Any and all easements, rights-of-way, and subsurface and surface rights associated or used in connection with any such easements or rights-of-way, which easements, rights-of-way and subsurface and surface rights have been obtained for use in connection with the Leasehold Interests (the "Gathering Facilities").

          (d) To the extent the same are assignable or transferable by R&B and to the extent and only to the extent that the same relate to the ownership or operation of the Leasehold Interests, the Gathering Facilities or the Equipment on or after the Effective Date, a like interest in and to all orders, contracts, agreements (including without limitation all operating agreements, transportation agreements, unit agreements, participation agreements and processing agreements), instruments, licenses, authorizations, permits, audits, claims, liens, suits, settlements and demands, and other rights, privileges, benefits and powers conferred upon R&B.

          (e) Any and all oil, gas and other minerals produced from or attributable to the Leasehold Interest on or after the Effective Closing Date (as hereinafter defined).

     R&B and BBPI have heretofore entered into the Participation Agreement and have ratified the Operating Agreement covering the Leases. In connection with the obligations set forth in the Participation Agreement and Operating Agreement, R&B and BBPI do hereby agree that this Option Agreement shall be irrevocable until the occurrence of (i) the election by R&B to retain its interest and the payment by R&B to BBPI of costs and expenses paid on behalf of R&B, with accrued interest, as provided in
Article 2 of the Participation Agreement or (ii) the conveyance by R&B to BBPI of all of its right, title and interest in and to the Property, whichever occurs first.

Additionally, the Participation Agreement provides and for purposes of this Option Agreement, Change in Control of the Company shall be defined in accordance with the Participation Agreement:

The Participation Agreement provides, inter alia:

2.   DEVELOPMENT CARRY.

     2.1 Obligation to Carry. Notwithstanding anything to the contrary which may be contained in or derived from the Allegheny JOA, the UA or the UOA, and as a portion of the consideration due R&B hereunder, BBPI shall bear (by paying for the following costs on R&B's behalf), R&B's undivided forty percent (40%) share of the cost and expense of the design, engineering, fabrication, construction and installation of the facilities contemplated under the Development Plan ("Development Costs"), through August 28, 1998, or the date of the election set out in Article 2.2 is made by R&B, whichever is the first to occur. BBPI's obligation hereunder is only as to costs actually incurred during said time period and R&B shall continue to bear and pay directly, its proportionate share of all liability, risks, exposures, lawsuits, demands, claims and other similar and dissimilar liabilities. Nothing herein shall be deemed to provide R&B a turnkey or other fixing of costs or liabilities with respect to the implementation of the Development Plan.

     2.2 Election of R&B. On or before August 28, 1998 (the period from August 28,1997 to the earlier of August 28, 1998 or the date upon which payment is made pursuant to R&B's election under 2.2 shall be referred to as the "Option Period"), R&B shall elect by written notice to BBPI either to:

          (a) convey to BBPI, effective as of August 28, 1997 (the "Effective Closing Date"), free and clear of all burdens, liens, overriding royalties, production payments and any other burden or encumbrance created by, through or under R&B, all of R&B's interest in the Leases, and all of R&B's interest in any and all associated facilities and equipment for the sum of Twenty-five Million and No/100 Dollars ($25,000,000.00) plus interest front August 28. 1997 at LIBOR (London Interbank Rate) + 2%: or

          (b) retain its interest in the Leases and pay to BBPI, forty percent (40%) of all of the above described costs incurred by BBPI in connection with the implementation of the Development Plan during the Option Period, plus interest to be calculated at LIBOR + 2% from the date such funds were paid by BBPI. R&B would then be assigned al undivided forty percent (40%) interest in and to the Seastar facility and all associate equipment and facilities, free and clear of all liens and encumbrances, save and except those liens and encumbrances contemplated under the terms and provisions of the Allegheny JOA, the UA or the UOA and R&B would also then assume an undivided forty percent (40%) of the future costs of the development pursuant to the terms and provisions of the Allegheny JOA and the LOI.

Failure of R&B to make an election within the Option Period shall be deemed to be an election under Article 2.2 (a) above.

In the event R&B makes an election under option 2.2 (a) above or if R&B fails to make an election during the Option Period, upon the closing of the transaction contemplated in 2.2(a) above, BBPI shall agree to protect, indemnify, defend and hold R&B harmless from and against any and all claims, demands, liabilities, suits, damages and injuries arising from the implementation of the Development Plan from and after August 28, 1997.

     2.3 Option Agreement. The rights and obligations of the parties with respect to the option of R&B hereunder, shall be confirmed in a separate agreement to be executed by R&B and BBPI (the "Option Agreement") which is attached hereto and made a part hereof for all purposes as Exhibit "D." The Option Agreement shall be executed in recordable form and which may be filed in the records of the Minerals Management Service and the appropriate parish records.

     2.4 Voting/Elections during the Option Period. During the Option Period, BBPI shall, under the terms of the Allegheny JOA, be entitled to vote and make Elections with respect to R&B's interest with respect to the implementation of and all matters associated with the Development Plan, provided that such vote and/or Election is the same as BBPl's vote with respect to its own interest. During the Option Period, BBPI shall not be entitled to vote or make Elections with respect to R&B's interest with respect to drilling operations, but may vote and make Elections with respect to R&B's interest with respect to completion operations of existing wells. BBPI agrees to keep R&B fully informed with respect to such votes and Elections.

     2.5 Transfers of Interest by R&B during the Option Period. Prior to its payment or assignment under Article 2.2 above, R&B shall not sell, convey, mortgage, pledge, assign, encumber, alienate or otherwise transfer, nor enter into any agreement to sell, convey, mortgage, pledge, assign, encumber, alienate or otherwise transfer all or any portion of its interest in the Leases to any party other than BBPI.

     2.6 Information to R&B during the Option Period. During the Option Period, R&B shall be entitled to review all information, data and contracts affecting the Development Plan and R&B shall be permitted to attend, as an observer, periodic review meetings with contractors in which the Development Plan is discussed. In addition to the other information to be provided to R&B under the Allegheny JOA as a Participating Party, within 30 days after the end of each calendar month during the Option Period, BBEI and BBPI shall provide a statement to R&B describing the costs ant expenses accruing to R&B's forty Percent (40%) share during the preceeding month.

Additionally, the Participation Agreement provides and for the purposes of this Option Agreement, change in control of the Company shall be defined as follows:

     4    CHANGE IN CONTROL OF R&B.

          4.1 Effect of Change in Control. In the event that, at any time during the term of the Option Period, R&B experiences a "change in control of the Company", as hereinafter defined in Article 4.2, R&B shall give written notice to BBPI of such occurrence and BBPI shall have the right and option, but not the obligation, for a period of ten (10) business days after receipt of such notice, to acquire the Property from R&B as provided herein. Such option shall expire if BBPI fails to exercise such option within the time frame established hereunder.

          4.2 Change in Control Defined. For the purposes of this provision, "Company" shall be deemed to mean R&B and the parent of R&B and/or any other entity controlling a majority of the voting stock of R&B. For the purposes of this provision, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item l(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at election of directors ("Voting Securities"), or (b) individuals who constitute the Board on the Effective Date hereof (the
               "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock option and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%. For purposes of this provision, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in
               Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or an subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plans sponsored or maintained by the Company or any subsidiary thereof. For purposes of this Article 4., a "change in control of the Company" shall not be deemed to occur solely as the result of a spin-off, split-off or other distribution of the outstanding stock of R&B to the stockholders of the ultimate parent corporation controlling a majority of the voting stock of R&B, or the merger of R&B's parent with Falcon Drilling Company, Inc., or the merger of R&B where R&B's parent ultimately retains controlling interest of the surviving entity, or any merger where the parent of R&B is the surviving entity.

          Upon the occurrence of a change in control of the Company, R&B shall give written notice to BBPI of such occurrence and BBPI shall have the right and option, but not the obligation, for a period of ten (10) business day after receipt of such notice, to acquire the Property from R&B as provided in the Participation Agreement. BBPI shall provide R&B written notice of its election hereunder and the failure of BBPI to make an election within the time frame established hereunder shall be deemed an election not to acquire the interest.

          The consideration for this conveyance shall be as set forth in the Participation Agreement ("Purchase Price"). The Purchase Price shall be paid in cash at the time of the passing of the act of sale, which shall occur at the offices of the BBPI within ten (101 business days of R&B's receipt of notification of BBPI's election to purchase.

          R&B shall convey the Property to BBPI, free and clear of any and all liens, mortgages, claims, security interests and encumbrances, overriding royalty interests, production payments or other burdens which may have been created by, through or under R&B and R&B shall further warrant that neither R&B nor any parent, subsidiary or affiliate of R&B during their respective periods of ownership has (A) executed any deed, conveyance, assignment or other instrument as an assignor, grantor, sublessor or in another capacity or (B) has breached any obligation under any Lease that would (i) result, now or in the future, in R&B's interest for any Lease being less than that set forth in Exhibit "A", attached hereto and made a part hereof for all purposes or (ii) obligate R&B, now or in the future, to bear the costs and expenses relating to the maintenance, development and operation of such Lease, in an amount greater than the working interest for such Lease, well or unit set forth in Exhibit "A", unless the net revenue interest attributable to said working interest is increased by a proportionate or greater amount.

          The assignment shall also be made with full substitution and subrogation to BBPI in and to all covenants, agreements, representations and warranties made by others heretofore given or made in connection with the Leases or any part or portion thereof.

          Any notice provided or permitted to be given under this Option Agreement shall be in writing, and may be served by personal delivery, by depositing same in the mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested or by facsimile transmission. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown of the return receipt. Notice served in any other manner shall be deemed to have been given and received only in and when actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

               R&B's Mailing Address:

               Reading & Bates Development Co.
               901 Threadneedle, Suite 200
               Houston, Texas 77079
               Attention:  Gary J. Junco
                     Chief Operating Office
               Telephone: (281) 496-5000
               Fax:  (281) 496-0285

               BBPI's Mailing Address:

               British-Borneo Petroleum, Inc.
               1201 Louisiana, Suite 3500
               Houston, Texas 77002
               Attention:  James K. Teringo, Jr
                     General Counsel
               Telephone:  (713) 752-5619
               Fax:  (713) 650-1053

          Each party shall have the right, upon giving ten (10) days prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

          IN WITNESS WHEREOF, this Assignment is executed in multiple originals and in the presence of the undersigned witnesses on this 28th day of August, 1997, but to be effective as of the Effective Date.

WITNESSES:                         READING & BATES DEVELOPMENT CO.

___________________________________By:___________________________________
Name:______________________________Title:__________________________________
                     (Please Print)

___________________________________
Name:______________________________
                     (Please Print)

                                   BRITISH-BORNEO PETROLEUM, INC.

___________________________________By:___________________________________
Name:______________________________Title:__________________________________
                     (Please Print)

___________________________________
Name:______________________________
                     (Please Print)


STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

     _____________________________,  to  me  personally  known  to  be  the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as __________________of British-Borneo Petroleum, Inc., a Texas corporation, on behalf of said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

     THUS DONE, READ AND SIGNED in the State and County aforesaid, in the presence of ________________________ and _______________________, competent witnesses, on the 28th day of August, 1997.

WITNESSES:
______________________________     ______________________________
______________________________
                                   ______________________________
                                   Notary Public in and for the
                                   State of Texas

My Commission expires:
_______________________

STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

     ____________________, to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as _________________ of Reading & Bates Development Co., a
Delaware corporation, on behalf of the said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

     THUS DONE, READ AND SIGNED in the State and County aforesaid, in the presence of ________________________ and _______________________, competent witnesses, on the 28th day of August, 1997.

WITNESSES:
______________________________     ______________________________
______________________________

                                   ______________________________
                                   Notary Public in and for the
                                   State of Texas

My Commission expires:
_______________________

                       EXHIBIT I TO OPTION AGREEMENT

                                 PART (a)
                            LEASEHOLD INTERESTS

1. LEASE OCS-G 8005. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Amerada Hess, et al., as Lessees, bearing Serial No. OCS-G 8005 covering all of Block 253, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     33.00000%

2. LEASE OCS-G 7049. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shell Lands Act made and effective as of June 1, 1984, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 7049 covering all of Block 254, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     34.70133%

3. LEASE OCS-G 8876. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of June 1, 1987, by and between the United States of America, as Lessor, and Hunt Petroleum Corporation, et al., as Lessees, bearing Serial No. OCS-G 8876 covering all of Block 297, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     33.66666%

4. LEASE OCS-G 8010. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8010 covering all of Block 298, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     34.70133%


                                 PART (b)
                                 EOUIPMENT

1.   WELLS:
                                WORKING        REVENUE
                                INTEREST       INTEREST

     A.   OCS-G 7049 #3         40.00000%      34.70133%
     B.   OCS-G 7049 #4         40.00000%      34.70133%
     C.   OCS-G 7049 #4STI      40.00000%      34.70133%
     D.   OCS-G 7049 #5         40.00000%      34.70133%
     E    OCS-G 8876 #1         40.00000%      33.66666%

2.   TEMPLATE:

     That certain three well drilling template acquired, inter alia, by Seller for use in connection with the drilling of the OCS-G 7049 #5 Well.

                                EXHIBIT "D"

                   MORTGAGE AND UCC FINANCING STATEMENTS

                      MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") dated as of this 28th day of August, 1997 is by and between READING & BATES DEVELOPMENT CO., a Delaware corporation whose mailing address is 901 Threadneedle, Suite 200, Houston, Texas 77079, and whose federal taxpayer identification number is 73-0797067 (hereinafter referred to as "Mortgagor"), and BRITISH-BORNEO PETROLEUM, INC., a Texas corporation whose mailing address is 1201 Louisiana, Suite 3500, Houston, Texas 77002, and whose federal taxpayer identification number is 75-1831772 (the "Mortgagee" or "BBPI"), here present who accepts this Mortgage.

Recitals

     WHEREAS, pursuant to that certain Participation Agreement (the "Participation Agreement") dated ____________, 1997 by and between Mortgagor, Mortgagee and to the extent of its obligations thereunder, British-Borneo Exploration, Inc., Mortgagee has agreed to bear Mortgagor's undivided forty percent (40%) share of the cost and expense of the design, engineering, fabrication, construction and installation of the facilities (the "Development Costs") contemplated under the development plan attached hereto and made a part hereof for all purposes at Exhibit "B" (the "Development Plan") through August 28, 1998, or the date the election under
Section 2.2 of the Participation Agreement is made by Mortgagor, whichever is the first to occur;

     WHEREAS, pursuant to Section 2.2 of the Participation Agreement, Mortgagor must, on or before August 28, 1998, elect to either (the period from August 28, 1997 to the earlier of August 28, 1998 or the date upon which payment is made pursuant to Mortgagor's election under Section 2.2 of the Participation Agreement shall be defined to as the "Option Period")
(a) convey to Mortgagee free and clear of all burdens, liens, overriding royalties, production payments and any other burdens or encumbrances created by, through or under Mortgagor, all of Mortgagor's interest in the leases described on Exhibit "A" hereto and all associated facilities and equipment for the sum of Twenty-Five Million and No/100 Dollars
($25,000,000.00) plus interest from August 28, 1997 at LIBOR (London Interbank Rate) plus 2% ("Mortgagor's Conveyance Obligation") or (b) retain its interest in the leases described in Exhibit "A" hereto and pay to Mortgagee forty percent (40%) of all of the Development Costs advanced by Mortgagee on Mortgagor's behalf in connection with the implementation of the Development Plan during the Option Period plus interest at LIBOR plus 2% from the date such funds were paid by Mortgagee ("Mortgagor's Repayment Obligation");

     WHEREAS, in order to secure the full and punctual payment and performance of either Mortgagor's Conveyance Obligation or Mortgagor's Repayment Obligation and the other Indebtedness (as hereafter defined), the Mortgagor has agreed to execute and deliver this Mortgage and to grant a mortgage lien and continuing security interest in and to the Collateral (as hereafter defined);

NOW, THEREFORE, in consideration of the premises, the Mortgagor and Mortgagee agree as follows:

                                ARTICLE 1.

                               General Terms

     Section 1.1 Definitions. As used in this Mortgage, the terms "Mortgagor," "Mortgagor's Conveyance Obligation," "Mortgagor's Repayment Obligation," "Development Costs," "Development Plan," "Mortgagee," "Mortgage" and "Participation Agreement" shall have the meanings indicated above. As used in this Mortgage, the following additional terms shall have the meanings indicated:

     "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Mortgagor (including without limitation accounts resulting from the sale of Hydrocarbons at the well head) now or hereafter arising in connection with the sale or other disposition of any Hydrocarbons, and further means all rights accrued, accruing or to accrue to receive payments of any and every kind under all Contracts, including without limitation bonuses, rents and royalties which are payable out of or measured by production of any Hydrocarbons or are otherwise attributable to the Mineral Properties and all other revenues owing to the Mortgagor in connection with the Mineral Properties, including revenues from the treatment, transportation or storage of Hydrocarbons for third parties.

     "Collateral" has the meaning set forth in Section 2.2 ("The Security Interest") of this Mortgage".

     "Collateral Documents" means collectively all mortgages, pledges, security agreements and other documents by which the Mortgagor grants Liens and security interests in immovable or movable property to the Mortgagee.

     "Contracts" means all contracts (including, but not limited to, those contracts described on Exhibit "C" attached hereto), agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, limited or general partnership agreements, area of mutual interest agreements, mineral purchase agreements, contracts for the sale, exchange, transportation or processing of Hydrocarbons, rights-of-way, easements, surface leases, salt water disposal agreements, service contracts, permits, franchises, licenses, pooling or unitization agreements, unit designations and pooling orders now in effect or hereafter entered into by the Mortgagor affecting any of the Mineral Properties, Equipment or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any lands affected by the Mineral Properties.

     "Default" means the occurrence of any of the events specified as an Event of Default, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

     "Equipment" means all equipment now owned or hereafter acquired by the Mortgagor and now or hereafter located on or used or held for use in connection with the Mineral Properties (including, but limited to, the equipment described on Exhibit "D" attached hereto) or in connection with the operation thereof or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons, including without limitation all wells, wellbores, rigs, templates platforms, constructions, extraction plants, facilities, gas systems (for gathering, treating, injection and compression), water systems (for treating, disposal and injection), compressors, casing, tubing, rods, flow lines, pipelines, derricks, tanks, separators, pumps, machinery, tools and all other movable property and fixtures, now or hereafter located upon and dedicated to be used (or held for use) in connection with any of the Mineral Properties, together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

     "Event of Default" has the meaning set forth in Section 5.1 ("Events of Default") of this Mortgage.

     "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Mortgagor related to the Mineral Properties, the Equipment or the Hydrocarbons, the operation of the Mineral Properties or the Equipment (whether the Mortgagor is operator or non-operator), or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons, or under which the proceeds of Hydrocarbons arise or are evidenced or governed, including, without limitation, (i) all contractual rights and obligations or indebtedness owing to the Mortgagor (other than Accounts) from whatever source arising in connection with the sale or other disposition of any
Hydrocarbons, including all rights to payment owed or received by the Mortgagor pursuant to a "take-or-pay" provision or gas balancing arrangement, (ii) all Contracts and other general intangibles now or hereafter arising in connection with or resulting from Contracts, (iii) all insurance proceeds and unearned insurance premiums affecting all or any part of the Collateral, and (iv) all things in action, rights represented by judgments, claims arising out of tort and other claims relating to the Collateral, including the right to assert and otherwise to be the plaintiff and proper party of interest to commence and prosecute such action (whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract or in any other manner).

     "Hydrocarbons" mean all oil, gas, casinghead gas, condensate, distillate, other liquid and gaseous hydrocarbons, sulfur, and all other minerals, whether similar to the foregoing or not, produced, obtained or secured from or allocable to the Mineral Properties, and any products refined, processed, recovered or obtained therefrom, including oil in tanks.

     "Indebtedness" means all Development Costs paid by Mortgagee on behalf of Mortgagor and all other present and future amounts, liabilities and obligations to perform and/or pay and covenants of the Mortgagor to the Mortgagee or to any successor or transferee thereof under or pursuant to the Participation Agreement, that certain Option Agreement effective as of 12:01 a.m., August 28, 1997 by and between Mortgagor and Mortgagee with respect to the Mineral Properties (the "Option Agreement"), this Mortgage, the other Collateral Documents or otherwise, whether said amounts, liabilities or obligations are liquidated or unliquidated, now existing or hereafter arising, direct or indirect, primary to secondary, fixed or contingent, and irrespective of the manner in which same may be incurred, including without limitation all costs and attorneys' fees, as therein stipulated, and under and pursuant to all amendments, supplements and restatements to any of said documents, together with any and all renewals and extensions of such debts, obligations to perform and/or pay, covenants and liabilities or any part thereof. The Indebtedness includes without limitation all Payments and other amounts for which the Mortgagor is obligated under the terms of this Mortgage.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions an encumbrances affecting property.

     "Mineral Properties" means all right, title and interest of Mortgagor in the oil, gas and mineral leases described in Exhibit "A" hereto, together with all interests of the Mortgagor with respect to all unitization and pooling agreements and orders now or hereafter existing or which relate to those certain interests described in Exhibit "A", and all interests of the Mortgagor in agreements and rights pertaining to the use or occupation of the subsurface depths that relate to those certain interests described in Exhibit "A".

     "Mortgage" means this Mortgage and Security Agreement, as amended or supplemented from time to time.

     "Mortgaged Property" has the meaning set forth in Section 2.1 ("Hypothecation") of this Mortgage.

     "Payments" has the meaning set forth in Section 4.23 ("Payments by Mortgagee") of this Mortgage.

     "Permitted Liens" means the Security Interest, any other Liens in favor of the Mortgagee; any validly perfected mechanic's and materialman's lien filed as of the date of this Mortgage; the Lien created by the Financing Statement executed by Mortgagor, as debtor, in favor of Mortgagee and other parties, as Secured Party, securing certain obligations of Mortgagor under the Operating Agreement dated effective May 1, 1995 executed by and between Enserch Exploration, Inc., Mortgagor, et al., as amended by letters dated October 16, 1995, October 31, 1995 and May 17, 1996 and assumed by Mortgagee and British-Borneo Exploration, Inc. effective August 28, 1997 (the "Operating Agreement"); Liens permitted by the Mortgagee in writing to be created or assumed or to otherwise exist on the Collateral (including without limitation the Liens permitted by the provisions of Section 4.3 ("Liens") hereof).

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

     "Proceeds"  means  all cash and non-cash proceeds of,  and  all  other profits, rentals, or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including without limitation all claims of the Mortgagor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

     "Proceeds  of  Runs"  has  the  meaning  set  forth  in  Section   2.3
("Assignment") of this Mortgage.

     "Security Interests" means the security interests in the Collateral granted hereunder securing the Indebtedness.

     "UCC" means the Uniform Commercial Code, Commercial Laws-Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-605) in the State of Louisiana, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                                ARTICLE 2.

                       Liens and Security Interests

     Section 2.1 Hypothecation. (a) In order to secure the full and punctual payment and performance of all present and future Indebtedness, the Mortgagor does by these presents specially mortgage, affect, hypothecate, pledge and assign unto and in favor of the Mortgagee, to inure to the use and benefit of the Mortgagee, the following described property, to-wit:

     (1) The Mineral Properties, together with all profits, products and proceeds, whether now or hereafter existing or arising, from the Mineral Properties.

     (2) The Mortgagor's rights in the improvements and other constructions now or hereafter located on the Mineral Properties, including without limitation the Equipment, to the extent (i) any such property should constitute or be deemed to constitute immovable property for the purposes of Louisiana law, including without limitation any buildings, platforms, templates, structures, towers, rigs or other immovable property or component parts thereof, or (ii) any such property that is otherwise susceptible of mortgage pursuant to Louisiana Civil Code Article 3286 or Louisiana Mineral Code Article 203.

     The descriptions of the Mineral Properties contained in Exhibit "A" are qualified by the explanations contained in Exhibit 1 attached hereto and made a part hereof.

     All of the foregoing property and rights covered by and subject to this Mortgage are herein collectively referred to as the "Mortgaged Property."

     SUBJECT, however, to (i) the restrictions, exceptions, reservations, conditions, limitations and other matters, if any, set forth or specified in the specific descriptions of such properties and interests in Exhibit "A" (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are specified in Exhibit "A" and which are taken into consideration in computing any percentage, decimal or fractional interests set forth in Exhibit "A"), and (ii) the condition that the Mortgagee shall not be liable in any respect hereunder for the performance of any covenant or obligation of the Mortgagor in respect of the Mortgaged Property.

     The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Mortgagee until the full and final payment or discharge of the Indebtedness, and Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

     (b) In the event that the Mortgagor acquires additional undivided interests in some or all of the Mineral Properties, this Mortgage shall automatically encumber such additions or increases to the Mortgagor's interest in the Mineral Properties without need of further act or document. Further, in the event the Mortgagor becomes the owner of an interest in any part of the land described either in Exhibit "A" or in the documents described in Exhibit "A" or otherwise subject to or covered by the Mineral Properties, this Mortgage shall automatically encumber such ownership interest of the Mortgagor without need of further act or document.

     Section 2.2 The Security Interests. In order to secure the full and punctual payment and performance of all present and future Indebtedness, the Mortgagor hereby grants to the Mortgagee a continuing security interest in and to all right, title and interest of the Mortgagor in, to and under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

               (1)  the Mineral Properties;

               (2)  the Accounts;

               (3)  the Hydrocarbons;

               (4)  the Equipment;

               (5)  the General Intangibles (including the Contracts);

               (6) all engineering, seismic, reserve, production, accounting, title and legal data, reports and books and records in any form (including, without limitation, customer lists, credit files, computer programs, tapes, disks, punch cards, data processing software, transaction files, master files, printouts and other computer materials and records) of the Mortgagor pertaining to any of the Mineral Properties or Collateral; and

               (7) all Proceeds and products of all or any of the Collateral described in clauses 1 through 6 hereof.

     The term "Collateral" means each and all of the items and property rights described in clauses 1-7 above, together with the Mortgaged Property.

     Section 2.3 Assignment. To further secure the full and punctual payment and performance of all present and future Indebtedness, up to the maximum amount outstanding at any time and from time to time set forth in
Section 2.5 ("Maximum Amount") below, the Mortgagor does hereby absolutely, irrevocably and unconditionally pledge, pawn, transfer and assign to the Mortgagee all monies which accrue after 8:00 a.m. Central Time, U.S.A., on the date of this Mortgage, attributable to the Mortgagor's interest in the Mineral Properties and all present and future rents therefrom (which rents include without limitation all royalties, delay rentals, shut-in payments and other payments which are rentals under Title 31 of the Louisiana Revised Statutes) and all proceeds of the Hydrocarbons (which proceeds include without limitation all payments for Hydrocarbons not yet delivered, such as those received pursuant to "take or pay" arrangements) and of the products obtained, produced or processed from or attributable to the Mineral Properties now or hereafter (which monies, rents and proceeds are referred to herein as the "Proceeds of Runs"). The Mortgagor hereby authorizes and directs all obligors or payors of any Proceeds of Runs to pay and deliver to Mortgagee, upon request therefor by Mortgagee, all of the Proceeds of Runs accruing to the Mortgagor's interest without further inquiry as the rights of the Mortgagee to receive the same and without any further action or consent on the part of Mortgagor; provided, however, that Mortgagee hereby agrees that it shall not request that the Proceeds of Runs be paid directly to Mortgagee unless and until there has occurred an Event of Default. The Mortgagor agrees that such obligors shall have no responsibility to see to the application of any funds so paid to Mortgagee.

     Section 2.4 Condemnation. The Mortgagor hereby assigns to the Mortgagee any and all awards that may be given or made in any proceedings by any legally constituted authority to condemn or expropriate the Collateral, or any part thereof, under power of eminent domain, and if there is such a condemnation or expropriation, the Mortgagee may, at its election, either pay the net proceeds thereof toward the payment of the Indebtedness or pay the net proceeds thereof to the Mortgagor.

     Section 2.5 Maximum Amount. (a) The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this Mortgage secures, including without limitation as a mortgage and as a collateral assignment, and including any Payments made and included within the Indebtedness, is Forty Million and No/100 ($40,000,000.00) Dollars.

     (b) The Mortgagor acknowledges that this Mortgage secures all Indebtedness under or pursuant to the Participation Agreement, the Option Agreement, this Mortgage or the other Collateral Documents, whether such loans or advances made or incurred by the Mortgagee are optional or obligatory by the Mortgagee. This Mortgage is and shall remain effective until all of the amounts, liabilities and obligations, present and future, comprising the Indebtedness have been incurred and are extinguished. When no Indebtedness secured by this Mortgage exists, this Mortgage shall terminate, Mortgagor shall have no further obligation hereunder and Mortgagee shall promptly cause this Mortgage to be released of record.

     Section 2.6 Delivery of Transfer Orders. Independent of the other provisions and authorities herein granted, the Mortgagor agrees to execute and deliver any and all transfer orders, letters in lieu thereof, division orders and other instruments that may be requested by Mortgagee or that may be required by any purchaser of any Hydrocarbons for the purpose of effectuating payment of the Proceeds of Runs to Mortgagee. If under any existing sales agreements, other than division orders or transfer orders, any Proceeds of Runs are required to be paid by the purchaser or any other payor to the Mortgagor so that under such existing agreements payment cannot be made of such Proceeds of Runs to Mortgagee, upon the occurrence of an Event of Default, the Mortgagor's interest in all Proceeds of Runs under such sales agreements and in all other Proceeds of Runs which for any reason may be paid to the Mortgagor shall, when received by the Mortgagor, constitute trust funds in the Mortgagor's hands and shall be immediately paid over to Mortgagee.

     Section 2.7 Change of Purchaser. Should any Person now or hereafter purchasing or taking Hydrocarbons fail to make payment promptly to Mortgagee of the Proceeds of Runs, Mortgagee shall have the right to make, or to require Mortgagor to make, an change of connection and the right to designate or approve the purchase with those facilities a new connection shall be made, and Mortgagee shall have no liability or responsibility in connection therewith so long as ordinary care is used in making such designation.

     Section 2.8 Application. All proceeds of Runs from time to time in the hands of Mortgagee shall be applied by it toward the payment and prepayment of all Indebtedness at such time, and in such manner as Mortgagee deems advisable, may be held by Mortgagee pending a resolution of any dispute as to Mortgagee's right to collect such Proceeds of Runs, or may be delivered by Mortgagee to the Mortgagor without in any way reducing or paying the Indebtedness.

     Section 2.9 Payment of Proceeds. In the event that, for any reason, the Mortgagee, upon the occurrence of an Event of Default, should elect with respect to all or particular Mineral Properties or Contracts not to exercise immediately its right to receive Proceeds of Runs, then the purchasers or other Persons obligated to make such payment shall continue to make payment to the Mortgagor until such time as written demand has been made upon them by the Mortgagee that payment be made direct to the Mortgagee. Such failure to notify such purchasers or other Persons shall not in any way waive, remit or release the right of the Mortgagee to receive any payments not theretofore paid over to the Mortgagor before the giving of written notice. In this regard, in the event payments are made direct to the Mortgagee, and then, at the request of the Mortgagee payments are, for a period or periods of time, paid to the Mortgagor, the Mortgagee shall nevertheless have the right, effective upon written notice, to require future payments be again made to it.

     Section 2.10 Limitation of Liability. The Mortgagee and its successors and assigns are hereby absolved from all liability for failure to enforce collection of the Proceeds of Runs and from all other responsibility in connection therewith, except the responsibility of each to account (by application upon the Indebtedness or otherwise) to the Mortgagor for funds actually received. The Mortgagor agrees to indemnify and hold harmless Mortgagee against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees by reason of the assertion that such parties received, either before or after payment and performance in full of the Indebtedness, funds from the production of Hydrocarbons or the Proceeds of Runs claimed by third persons (and/or funds attributable to sales of production which (i) were made at prices in excess of the maximum price permitted by or (ii) were otherwise made in violation of laws, rules, regulations and/or orders governing such sales), and the Mortgagee shall have the right to defend against any such claims or actions, employing attorneys of Mortgagee's own selection and if not furnished with indemnify satisfactory to them, the Mortgagee shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by the Mortgagee in compromise, satisfaction or discharge of any such claim, actions or judgments, and all court costs, attorneys' fees and other expenses of every character expended by the Mortgagee pursuant to the provisions of this Section shall be a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to such parties and shall bear interest, from the date expended until paid, at the rate described in Section 4.23 ("Payments by Mortgagee") hereof.

     Section 2.11 Duty to Perform. Nothing herein contained shall detract from or limit the obligation of the Mortgagor to make prompt payment of the Indebtedness at the time and in the manner provided herein. The Mortgagor will do and perform every act required of it by this Mortgage at the time or times in the manner specified.

     Section 2.12 No Liability. The foregoing mortgage Liens and Security Interest are granted as security only and shall not subject the Mortgagee to, or transfer or in any way affect or modify, any obligation or liability of the Mortgagor with respect to any of the Collateral or any transaction in connection therewith.

     Section 2.13 Priority. Notwithstanding any other provision in this Mortgage, Mortgagee hereby agrees that this Mortgage shall in all respects be subordinate to that Permitted Lien granted by Mortgagor in favor of Mortgagee and other parties under and pursuant to Article 6.3 of the Operating Agreement.

                                ARTICLE 3.

                      Representations and Warranties

     The   Mortgagor  represents  and  warrants  to  the  Mortgagee   (such
representations and warranties are limited to the best of Mortgagor's knowledge with respect to Sections 3.1, 3.2, 3.3, 3.7, 3.8 and 3.9) that:

     Section 3.1 Title. The Collateral (including without limitation the Mineral Properties) is accurately, completely, adequately and sufficiently  described  herein  and in Exhibit  "A"  as  required  by  all applicable laws for this Mortgage to create a Lien on all of the Collateral. The execution, delivery and performance of this Mortgage and the creation of the liens hereunder do not violate any provision of or constitute a default under any operating agreement or other instrument affecting or comprising any of the Collateral or to which the Mortgagor is a party. The Mortgagor represents and warrants to the Mortgagee that (a) the Mineral Properties described in Exhibit "A" hereto are valid, subsisting leases and contracts, in full force and effect, (b) all producing wells located on the lands described in Exhibit "A" have been drilled, operated and produced in conformity with all applicable laws, rules and regulations of all regulatory authorities having jurisdiction, and are subject to no penalties on account of past production, and that such wells are in fact bottomed under and are producing from, and the well bores are wholly within, lands described in Exhibit "A" (or in the case of wells located on properties unitized therewith, such unitized properties),
(c) upon approval of the assignment by Enserch Exploration, Inc. of a twenty percent (20%) undivided interest in the Mineral Properties to Mortgagor by the United States of America Department of Interior, Minerals Management Service, the Mortgagor, to the extent of the interest specified in Exhibit "A", shall have legal, valid and defensible title to each property right or interest constituting the Mineral Properties and the respective gross working interest and net revenue interests of the Mortgagor in and to the Hydrocarbons as set forth on Exhibit "A" hereto, and the Mortgagor's percentage interests in the Mineral Properties, cash flow, net income and other distributions and in the cost of exploration, development and production, all as set forth in Exhibit "A" hereto, are true and correct in all material respects and accurately reflect the respective interests to which the Mortgagor is legally entitled, (d) the Mortgagor is not obligated, by virtue of any prepayment under any contract providing for the sale by the Mortgagor of Hydrocarbons which contains a
"take or pay" clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor and (e) no agreement, contract or instrument set forth in Exhibit "A" contains any provision which would prevent the practical realization of the benefits of this Mortgage as to the Collateral. With respect to all wells existing on the date hereof, such shares of production and expenses are not subject to change (pursuant to non-consent provisions operating agreements described in Exhibit "A" or otherwise) except, and only to the extent that, such changes are expressly described in Exhibit "A".

     Section 3.2 No Liens Except for Permitted Liens. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest and the other Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral has been executed by the Mortgagor. No Collateral is in the possession of any Person (other than the Mortgagor) asserting any claim thereto or security interest therein, except that the Mortgagee or its designee may have possession of Collateral as contemplated hereby.

     Section 3.3 Rents; Royalties. All rents, royalties and other payments (except for those which are being contested in good faith and by appropriate proceedings and for which the Mortgagor has established adequate reserves and so long as the payment of same is not a condition to be met in order to maintain an oil, gas and/or other mineral lease or other agreement in force) due and payable under the Mineral Properties which are productive of oil and/or gas (or are included in units productive of oil and /or gas) and all other oil, gas and/or mineral leases, contracts and other agreements forming a part of the Mortgaged Property, have been and are being properly and timely paid, and the Mortgagor is not in default with respect to any obligations (and the Mortgagor is not aware of any default by any third party with respect to such third party's obligations) under such leases, contracts and other agreements, or otherwise attendant to the ownership or operation of the Collateral, where such fault could adversely affect the ownership or operation of the Collateral to which such obligations relate. The Mortgagor is not currently accounting (and does not anticipate accounting) for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) where such payments are based other than on proceeds received by Mortgagor from sale; the Mortgagor has advised the Mortgagee in writing of situations, if any, where a contingent liability to account in such manner may exist.

     Section 3.4 No Limitations on Payments for Production. Except as otherwise specifically disclosed to the Mortgagee in writing with respect to any particular part of the Mineral Properties, (i) neither Mortgagor, nor its predecessors in title, have received prepayments (including, but no limited to, payments for gas not taken pursuant to "take or pay" arrangements) for any Hydrocarbons produced or to be produced from the Mineral Properties after the date hereof; (ii) none of the Mineral Properties is subject to any contractual or other arrangement whereby payment for production is to be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil not in excess of sixty (60) days, and in the case of gas not in excess of ninety (90) days); (iii) none of the Mineral Properties is subject to a gas sales contract which contains terms which are not customary in the industry; (iv) none of the Mineral Properties is subject at the present time to any regulatory refund obligation and, to the best of Mortgagor's knowledge, no facts exist which might cause the same to be imposed; (v) none of the Mineral Properties is subject to an arrangement or agreement under which any purchaser or other Person is entitled to "make-up" or otherwise receive deliveries of Hydrocarbons at any time after the date hereof without paying at such time the full contract price therefor; and
(vi) no Person is entitled to receive any portion of the interest of the Mortgagor in any Hydrocarbons or to receive cash or other payments from the Mortgagor to "balance" any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements. Mortgagee acknowledges that Mortgagor may be obligated to escrow a portion of the proceeds of the Hydrocarbons for certain plugging and abandonment obligations.

     Section 3.5 Consents and Preferential Rights. There are no unwaived preferential purchase rights held by third parties affecting any part of the Collateral or rights of third parties to prohibit the pledge or mortgage of any part of the Collateral without the consent of such third parties.

     Section 3.6 No Inconsistent Agreements. The Mortgagor has not performed any acts or signed any agreements which might prevent the Mortgagee from enforcing any of the terms of this Mortgage or which would limit the Mortgagee in any such enforcement.

     Section 3.7 Status of Contracts. All of the Contracts and obligations of the Mortgagor that relate to the Mineral Properties (i) are in full force and effect and constitute legal, valid and binding obligations of the Mortgagor, and (ii) neither the Mortgagor nor, to the knowledge of the Mortgagor, any other party to the Contracts (a) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder or (b) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Contract.

     Section 3.8 Accounts. The Accounts represent bona fide obligations of the respective account debtors, which obligations are free and clear of any set off, compensation, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, and arose in the ordinary course of the Mortgagor's business.

     Section 3.9 Status of Equipment. The Equipment, fixtures and other tangible personal property forming a part of the Collateral are in good repair and condition and are adequate for the normal operation of the Collateral in accordance with prudent industry standards; all of such Collateral is located on the Mineral Properties, except for that portion thereof which is located elsewhere (including that usually located ion the Mineral Properties but now temporarily located elsewhere) in the course of the normal operation of the Mineral Properties.

     Section 3.10. Name. The legal name of the Mortgagor as it appears in its Articles of Incorporation is as it appears on page 1 of this Mortgage.

     Section 3.11 Taxpayer Identification Number. The federal taxpayer identification number of the Mortgagor is as follows: 73-0797067.

     Section 3.12 Chief Executive Office. The chief executive office of the Mortgagor is located at 901 Threadneedle, Suite 200, Houston, Texas 77079.

     Section 3.13 Filing Location. When UCC financing statement(s) have been filed in the offices of a Louisiana Clerk of Court (or, the case of Orleans Parish, the Recorder of Mortgages), the Security Interests shall constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing in the Uniform Commercial Code records of Louisiana, prior to all other Liens and rights of others therein except for the Permitted Liens to the extent that such priority is afforded by the UCC or otherwise.

                                ARTICLE 4.

                                 Covenants

     The Mortgagor covenants and agrees as follow:

     Section 4.1 Taxes. The Mortgagor will pay and discharge promptly when due all taxes, license fees, assessments and governmental charges or levies imposed upon it or upon its income or upon the Collateral or any part thereof (including production, severance, windfall profit, excise and other taxes assessed against or measured by the production of, or the value or proceeds of production of, Hydrocarbons; provided, however, the Mortgagor shall not be required to pay any such tax, assessment, charge or levy if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles).

     Section 4.2 Insurance. The Mortgagor will procure and maintain for the benefit of the Mortgagee and Mortgagor original paid-up insurance policies against such liabilities, casualties, risks and contingencies, in such amounts and form and substance, with such financially sound and reputable companies, and with such expiration dates, as are reasonably acceptable to the Mortgagee, and containing a noncontributory standard mortgage clause or its equivalent in favor of the Mortgagee. The Mortgagor will at all times maintain costs of regaining control of well insurance or similar insurance to the extent customary in the industry in the pertinent area of operations. Each policy shall contain an agreement by the insurer not to cancel or amend the policy without giving the Mortgagee at least thirty (30) days' prior written notice of its intention to do so. Upon request of the Mortgagee, the Mortgagor will furnish or cause to be furnished to the Mortgagee from time to time a summary of the insurance coverage of the Mortgagor in form and substance reasonably satisfactory to the Mortgagee and if requested will furnish the Mortgagee original certificates of insurance and/or copies of the applicable policies and all renewals thereof. In the event the Mortgagor should, for any reason whatsoever, fail to keep the corporeal (tangible) Collateral or any part thereof so insured, or to keep said policies so payable, or fail to deliver to the Mortgagee the original or certified policies of insurance and the renewals therefor upon demand, then Mortgagee, if it so elects, may itself have such insurance effected in such amounts and with such companies as it may deem proper and may pay the premiums therefor (as an Advance as defined hereinbelow). The Mortgagor will notify the Mortgagee immediately in writing of any material blowout, fire or other casualty to or accident involving the Mortgaged Property, the Equipment or the Hydrocarbons, whether or not such blowout, fire or other casualty to or accident involving the Mortgaged Property, the Equipment or the Hydrocarbons, whether or not such blowout, fire, casualty or accident is covered by insurance. Further, the Mortgagor will notify promptly the Mortgagor's insurance company and submit an appropriate claim and proof of claim to the insurance company if such a casualty or accident occurs. In the event of any loss on any of such policies, the Mortgagee may at its election, either apply the net proceeds thereof toward the payment of the Indebtedness or pay the net proceeds thereof to the Mortgagor, either wholly or in part, and under such conditions as the Mortgagee may determine to enable the Mortgagor to repair or restore the Collateral.

     Section 4.3 Liens. The Mortgagor will not create, incur, assume or permit to exist any Lien on any portion of the Collateral, except for (i) the Lien and Security Interests hereof and the Permitted Liens, (ii) taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in compliance with the preceding Section 4.1 ("Taxes"), (iii) defects or irregularities of title and Liens which are not such as to interfere materially with the development, operation or value of the Mortgaged Property or the title thereto, (iv) those imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which would secure obligations not more than ninety (90) days past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside on its books, (v) those arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, (vi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character as the Mortgaged Property and which do not in any material way affect the merchantability of the same or interfere with the use thereof and the business of the Mortgagor, and (vii) those consented to in writing by the Mortgagee.

     Section 4.4 Sale. Except for (i) sales of severed Hydrocarbons in the ordinary course of the Mortgagor's business on the best terms which would be available in bona fide and arms length transactions with third parties not affiliated with the Mortgagor (which in the case of production which is subject to price controls or is sold in accordance with customary industry practice pursuant to long term purchase contracts, shall be determined giving consideration to such matters), (ii) dispositions made in connection with a permitted (as provided below) release, surrender or abandonment of a lease, or (iii) in the absence of an Event of Default, collection of Accounts and General Intangibles, the Mortgagor will not sell, convey, lease or otherwise transfer or dispose of all or any portion of the Collateral without the written consent of Mortgagee (which consent shall not be unreasonably withheld).

     Section 4.5 Compliance with Laws and Covenants. The Mortgagor will observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal an other governments, departments, commissions, boards, courts, authorities, officials and officers domestic or foreign, applicable to the Mortgagor or to the Collateral, except those being contested in good faith.

     Section 4.6 Payment of Debts. The Mortgagor will cause all debts and liabilities of any character (including, without limitation, all debts and liabilities for labor, material and equipment used or furnished for use on the Mortgaged Property) incurred in the operation, maintenance and development of the Collateral to be paid within ninety (90) days after same becomes due. The Mortgagor may, however, delay paying or discharging any such debts and liabilities so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and the Mortgagor has established adequate reserves therefor in accordance with generally accepted accounting principles and so long as the payment of same is not a condition to be met in order to maintain an oil, gas and/or mineral lease in force.

     Section 4.7 Operation of the Mortgaged Property. Whether or not the Mortgagor is the operator of the Mortgaged Property, the Mortgagor will, at the Mortgagor's own expense, (a) do all things necessary to keep unimpaired the Mortgagor's rights in the Mortgaged Property (subject to any permitted abandonment provisions hereinbelow), (b) use its best efforts to cause the lands described in Exhibit "A" to be maintained, developed, protected against drainage, and continuously operated for the production of hydrocarbons in a good and workmanlike manner as would a prudent operator, and in accordance with generally accepted practices and applicable operating agreements, and (c) cause to be paid, promptly as and when due and payable, all rentals and royalties payable in respect of the Mortgaged Property, and all expenses incurred in or arising from the operation or development of the Mortgaged Property. The Mortgagor will observe and comply with all terms and provisions, express or implied, of the Mineral Properties, and all agreements and contracts of any type relating to the Mortgaged Property, in order to keep the same in full force and effect, including, without limitation, maintenance of productive capacity of each well or unit comprising the Mortgaged Property, and will not, without the prior written consent, which consent shall not be unreasonably withheld, of the Mortgagee, surrender, abandon or release (or otherwise reduce its rights under) any such lease, in whole or in part, so long as any well situated thereon (whether or not such well is located in the Mineral Properties), or located on any unit containing all or any part of such leases, is capable (or is subject to being made capable through drilling, reworking or other operations which it would be economically feasible to conduct) of producing hydrocarbons in commercial quantities (as determined without considering the effect of this Mortgage); provided, however that the Mortgagor may, to the extent expressly required by the terms of any such lease under a "Pugh clause" or similar provision, or to the extent otherwise required by law, confirm to the lessor thereof that the lease has by its terms terminated as to any specified portion thereof on which no such well exists. Without the express prior written consent of the Mortgagee, which consent shall not be unreasonably withheld, Mortgagor will not abandon or consent to the abandonment of any well producing from the Mortgaged Property (or properties unitized therewith) so long as such well is capable (or is subject to being made capable through drilling, reworking or other operations which it would be commercially feasible to conduct) of producing hydrocarbons in commercial quantities (as determined without considering the effect of this Mortgage but considering the cost of such drilling, reworking and other operations). The Mortgagor will not without the express prior written consent of the Mortgagee, which consent shall not be unreasonably withheld, elect not to participate in a proposed operation on the Mortgaged Property where the effects of such election would be the forfeiture either temporarily (i.e., until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Mortgaged Property.

     Section 4.8 Pooling and Unitization. The Mortgagor has the right, and is hereby authorized, to pool or unitize all or any part of the tract of land described in Exhibit "A", insofar as relates to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of the Mortgagor, it is necessary or advisable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in proportion to the respective surface areas thereof; and provided further that the Mortgagor shall not be entitled to form any such unit without the written consent of the Mortgagee (which consent shall not be unreasonably withheld) if the effect of such formation would be to decrease the amount of Hydrocarbons which would be subject to this Mortgage. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Immediately after formation of any such unit, the Mortgagor shall furnish to the Mortgagee a true copy of the pooling agreement, declaration of pooling or other instrument creating such unit, in such number of counterparts as the Mortgagee may reasonably request. The interest in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the Lien hereof in the same manner and with the same effect as though such unit and the interest of the Mortgagor therein were specifically described in Exhibit "A". The Mortgagor may enter into pooling or unitization agreements not hereinabove authorized only with the prior written consent of the Mortgagee.

     Section 4.9 Contracts. The Mortgagor will not enter into any operating agreement, other than the Operating Agreement or other Contract which materially adversely affects the Collateral or the Mineral Properties, or which is not in the ordinary course of business. The Mortgagor will promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of is rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof. The Mortgagor will not do or permit anything to be done to the Collateral that may violate the terms of any insurance covering the Collateral or any part thereof.

     Section 4.10 Condition of Equipment. The Mortgagor will maintain, preserve and keep the Equipment at all times in thorough repair and good working order and condition, and from time to time make all needful repairs, renewals and additions so that its value and the Security Interests shall at no time become impaired.

     Section 4.11 Accounts Collection. The Mortgagor shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the
Mortgagee hereunder if an Event of Default shall have occurred and be continuing, the Mortgagor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts an extension of renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Mortgagor finds appropriate in accordance with sound business judgment in accordance with the Mortgagor's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Mortgagor or the Mortgagee, shall be borne by the Mortgagor.

     Section 4.12 Governmental Accounts. If the Collateral is or becomes subject to the Federal Assignment of Claims Act, the Mortgagor will immediately notify the Mortgagee thereof in writing and execute all instruments and take all steps required by the Mortgagee to comply with that act.

     Section 4.13 Accounts Aging. The Mortgagor will from time to time at the request of the Mortgagee furnish the Mortgagee with a schedule of the Accounts which shall include the names and addresses of each account debtor. The Mortgagee shall also have the right to make test verification of the Accounts or any portion thereof. The Mortgagor at its expense shall furnish to the Mortgagee from time to time upon request by the Mortgagee a listing and aging of all Accounts.

     Section 4.14 Right of Inspection an Information. The Mortgagor will permit any officer, employee or agent of the Mortgagee to visit and inspect the Collateral, examine the books of record and accounts of the Mortgagor, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Mortgagor with the Mortgagor's officers, accountants and auditors, and the Mortgagor will furnish information concerning the Collateral, including schedules of all internal and third party information identifying the Collateral (such as, for example, lease and well names and numbers assigned by the Mortgagor or the operator of any Mineral
Properties, division orders and payment names and numbers assigned by purchasers of the Hydrocarbons, and internal identification names and numbers used by the Mortgagor in accounting for revenues, costs and joint interest transactions attributable to the Mineral Properties), all on reasonable notice, at such reasonable times without hindrance or delay and as often as the Mortgages may reasonably desire. The Mortgagor will furnish to the Mortgagee promptly upon request and in the form and content specified by the Mortgagee lists of purchasers of Hydrocarbons and other account debtors, Schedules of Equipment and other data concerning the Collateral as the Mortgagee may from time to time specify.

     Section 4.15 Financial Statements and Reports. The Mortgagor will furnish to the Mortgagee promptly upon the request of the Mortgagee, all regular financial statements, reports, budgets and such other information regarding the business and affairs and financial condition of the Mortgagor as the Mortgagee may reasonably request. All financial statements shall be in such detail as the mortgagee may reasonably request and shall conform to generally accepted accounting principles applied on a consistent basis, except only for such changes in accounting principles or practice with which the independent certified public accountants concur.

     Section 4.16 Further Assurances. The Mortgagor will keep the Lien of this Mortgage valid and unimpaired except for the Permitted Liens. The Mortgagor will promptly (and in no event later than thirty (30) days after written notice from the Mortgagee is received) (i) correct any defect, error or omission which may be discovered in the contents of this Mortgage or any financing statement relating thereto or in the execution or acknowledgment of this Mortgage or any financing statement; (ii) execute, acknowledge, deliver and record such further instruments (including, without limitation, further security agreements, financing statements, continuation statements and assignments of accounts, contract rights, general intangibles and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and to more fully identify and subject to the Liens hereof any property intended to be covered hereby, including without limitation any renewals, additions, substitution, replacements or accessions to the Collateral; and (iii) execute, acknowledge, deliver and record any document or instrument (including specifically any financing statement) and obtain any consents necessary, desirable or proper to perfect, protect or preserve the Lien and Security Interests hereunder against the rights or interests of third persons.

     Section 4.17 Notice of Changes. The Mortgagor will not change its name, identify, federal tax identification number or corporate structure in any manner unless it shall have given the Mortgagee at last thirty (30) days' prior written notice thereof.

     Section 4.18 Filing. The Mortgagor agrees that a carbon, photographic, facsimile, photostatic or other reproduction of this Mortgage or of a financing statement is sufficient as a financing statement. This Mortgage may be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Collateral, and shall also be effective as the financing statement covering minerals or the like (including oil and gas) and accounts subject to subsection (5) of
Section 9-103 of the UCC, as amended, and similar provisions (if any) of the UCC as enacted in any other state where filing may be appropriate. The mailing address of the Mortgagor and the address of the Mortgagee from which information concerning the Security Interests evidenced hereunder may be obtained are the respective addresses of the Mortgagor and the Mortgagee set forth in Article 6. The Mortgagee shall pay all costs of or incidental to the recording or filing of this Mortgage and of any financing, amendment, continuation, termination or other statements concerning the Collateral.

     Section 4.19 Collateral Indemnity. If the validity or priority of this Mortgage (except with respect to the Permitted Liens) or any rights, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, the Mortgagor will give prompt written notice thereof to the Mortgagee and at the Mortgagor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Mortgagee (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized an empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, security interests and other interests created or evidenced hereby, and all expenses so incurred of any kind and character shall be considered Payments as provided in Section 4.23 ("Payments by Mortgagee") hereof, and shall be a part of the Indebtedness.

     Section 4.20 Environmental Indemnity. To the extent of its interests in the Mineral Properties, the Mortgagor will defend, indemnify and  hold  Mortgagee  and  its directors, officers,  agents  and  employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence in, on or under or the removal from the Collateral of any hazardous substances or solid wastes (as hereafter defined), or any releases or discharges of any hazardous substances or solid wastes on, under or from such property, (ii) any activity carried on or undertaken on or off the Collateral, whether prior to or during the term of this Mortgage, and whether by the Mortgagor or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Mortgagor or any predecessor in title, or any third persons at any time operating the Collateral or occupying or present on the Collateral, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the Collateral or involving the use or operation of the Collateral, or (iii) any breach of any representation, warranty or covenant under the terms of this Mortgage. The foregoing indemnity shall further apply to any residual contamination on or under the Collateral, or affecting any natural resources, and to any contamination of the Collateral or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. The terms "hazardous substance" and "release" as used in this Mortgage shall have the meanings specified in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, "CERCLA"), and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, "RCRA"); provided, in the event that the laws of the State of Louisiana establish a meaning for "Hazardous Substance," "Release," "Solid Waste" or "Disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. Without prejudice to the survival of any other agreements of the Mortgagor hereunder, the provisions of this Section shall survive the final payment of all Indebtedness and the termination of this Mortgage and shall continue thereafter in full force and effect.

     Section 4.21 Release of Collateral. The Mortgagee may at any time and without notice to the Mortgagor, release any part of the Collateral from the effect of this Mortgage, or grant an extension or deferment of time for the discharge of any obligation hereunder (or other Indebtedness), without affecting the liability of the Mortgagor hereunder.

     Section   4.22    Taxation  of  Mortgage.   In  the  event  that   any
governmental authority shall impose any taxation of mortgages or the indebtedness they secure, the Mortgagor agrees to pay such governmental taxes, assessments or charges either to the governmental authority or to the Mortgagee, as provided by law.

     Section 4.23 Payments by Mortgagee. The Mortgagor authorizes the Mortgagee in the Mortgagee's discretion to advance any sums necessary for the purpose of paying (i) insurance premiums, (ii) taxes, forced contributions, service charges, local assessments and governmental charges,
(iii) any Liens or encumbrances affecting the Collateral (whether superior or subordinate to the Lien of this Mortgage) other than Permitted Liens,
(iv) necessary repairs and maintenance expenses or (v) any other amounts which are covered by Section 4.16 ("Further Assurances") or which the Mortgagee deems necessary and appropriate to preserve the validity and ranking of this Mortgage, to cure any Defaults or to prevent the occurrence of any Default, or otherwise authorized by this Mortgage (collectively, the "Payments") of whatever kind; provided, however, that nothing herein contained shall be construed as making such Payments obligatory upon Mortgagee, or as making Mortgagee liable for any loss, damage, or injury resulting from the nonpayment thereof. The Mortgagor covenants and agrees that within five (5) days after demand therefor by the Mortgagee, the Mortgagor will repay the Payments to the Mortgagee, together with interest thereon at the rate of twelve (12%) percent per annum from the date incurred. All such Payments (and interest) shall be included in the
Indebtedness secured hereby, subject to the maximum amount of the Indebtedness set forth above in Section 2.5 ("Maximum Amount").

                                ARTICLE 5.

                           Default and Remedies

     Section 5.1 Events of Default. Any of the following events shall be considered an "Event of Default" as that term is used herein:

     (a) Payment and Performance of the Indebtedness. The Mortgagor fails to timely pay or perform any of the Indebtedness.

     (b) Representations and Warranties. Any representation or warranty made by the Mortgagor proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by the Mortgagor (or any officer, accountant or attorney of the Mortgagor) under this Mortgage, proves to have been untrue in any material adverse respect, as of the date as of which the facts therein set forth were stated or certified.

     (c)  Insurance.   The  Mortgagor fails to maintain  at  any  time  the
          insurance required by this Mortgage.

     (d) Alienation or Encumbrance of Collateral. The Mortgagor sells, conveys or otherwise transfers or disposes of all or any portion of the Collateral or grants any mortgage, security interest or other Lien (other than Permitted Liens) affecting all or any portion of the Collateral, or permits any judgment, Lien (other than Permitted Liens) or other encumbrance against all or any portion of the Collateral.

     (e) Covenants. The Mortgagor defaults in the observance or performance of any of the covenants or agreements contained in this Mortgage to be kept or performed by the Mortgagor (other than a default under Subsections (a) through (d) hereof) and such default continues unremedied for a period of 30 days after the notice thereof being given by the Mortgagee to the Mortgagor.

     (f) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Mortgagor, or of any of its property (including the Collateral), is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Mortgagor under the Federal Bankruptcy Code; or the Mortgagor is adjudicated bankrupt or insolvent; or any material portion of the property (including the Collateral) of the Mortgagor is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against the Mortgagor under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days.

     (g) Voluntary Petitions. The Mortgagor files a case under the Federal Bankruptcy Code or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law.

     (h) Assignments for Benefit of Creditors. The Mortgagor makes an assignment for the benefit of its creditors', or admits in writing its inability to pay its debts generally a they become due, or consents to the appointment of a receiver, trustee or liquidator of the Mortgagor or of all or any part of its property (including the Collateral).

     (i) Undischarged Judgments. Judgment for the payment of money in excess of $1,000,000 (which is not covered by insurance) is rendered by any court or other governmental body against the Mortgagor, and the Mortgagor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said 30-day period or such longer period during which execution of such judgement shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles.

     (j) Attachment. A writ or warrant of executory process, fieri facias, attachment or any similar process shall be issued by any court against the Collateral and such writ or warrant is not released or bonded within 10 days after its entry.

     (k)   Condemnation.   The  Collateral,  or  any  portion  thereof,  is
condemned or expropriated under power of eminent domain by any legally constituted governmental authority.

     Section 5.2 Remedies. (a) Upon the happening of any Event of Default specified in the preceding Section (other than Subsections (f) or (g) thereof), the Mortgagee may by written notice to the Mortgagor declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Mortgagor.

     (b) Upon the happening of any Event of Default specified in Subsections (f) or (g) of the preceding Section, the entire principal amount of all obligations then outstanding, including interest accrued thereon shall, without notice or action by the Mortgagee, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Mortgagor.

     (c) Upon the occurrence of any Event of Default, the Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the
Mortgagee: (i) institute proceedings for the complete foreclosure of this mortgage in which case the Collateral or any part thereof may be sold for cash or upon credit in one or more portions; or (ii) to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing Lien of this Mortgage for the balance of the Indebtedness not then due; or
(iii) institute an action, suit or proceeding in equity for the specific performance of the Indebtedness or any covenant, condition or agreement contained in this Mortgage; or (iv) apply for the appointment of a trustee, receiver, liquidator or conservator of the Collateral, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Indebtedness; (v) exercise its rights under Section
2.3 ("Assignment") hereof; or (vi) pursue such other remedies as the Mortgagee may have under applicable law.

     (d) The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Section or otherwise, shall be applied in such manner as the Mortgagee, in its sole discretion, shall determine.

     (e) Upon any sale made under or by virtue of this Section, the Mortgagee may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

     Section 5.3 General authority and Power of Attorney. The Mortgagor hereby irrevocably appoints the Mortgagee its agent and attorney in fact, with full power of substitution, in the name of the Mortgagor or the Mortgagee, for the sole use and benefit of the Mortgagee, but at the Mortgagor's expense, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

     (i) to endorse the name of the Mortgagor upon any check, draft or other instrument payable to the Mortgagor evidencing payment upon any Accounts or General Intangible.
     (ii) to demand, sue for, collect, receive and give acquittance for any and all Accounts and other monies due or to become due for or as Collateral or by virtue thereof,
     (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any of the Collateral, and
     (iv) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with reference thereto.

     The aforesaid mandate and power of attorney, being coupled with an interest, is irrevocable so long as any of the Indebtedness remains outstanding.

     Section 5.4 Accounts and Contracts. While an Event of Default has occurred and is continuing (i) the Mortgagor will make no material change to the terms of any Account or Contract without the prior written permission of the Mortgagee, and (ii) the Mortgagor upon request of the Mortgagee will promptly notify (and the Mortgagor hereby authorizes the Mortgagee so to notify) each account debtor in respect of any Account or General Intangible that such Collateral has been assigned to the Mortgagee hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Mortgagee or its designee.

     Section 5.5 Sale. Upon the occurrence of an Event of Default, the Mortgagee may exercise all rights of a secured party under the UCC and other applicable law (including the Uniform Commercial Code as in effect in another applicable jurisdiction) and, in addition, the Mortgagee may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public sale, for cash, upon credit or for future delivery, and at such price or prices as the Mortgagee may deem satisfactory. The Mortgagee may be the purchaser of any or all of the Collateral so sold at any public sale. The Mortgagor will execute and deliver such documents and take such other action as the Mortgagee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Mortgagee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind and the Mortgagor, to the extent permitted by law, hereby specifically waives all rights of appraisal which it has or may have under any law now existing or hereafter adopted. The Mortgagor agrees that ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC. The notice (if any) of any such sale shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Mortgagee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Mortgagee may determine. The Mortgagee shall not be obligated to make any such sale pursuant to any such notice. The Mortgagee may, without notice or publication, adjourn any public sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Mortgagee until the selling price is paid by the purchaser thereof, but the Mortgagee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of such failure, such Collateral may again be sold upon like notice.

     Section 5.6 Set-Off. Upon the occurrence of any Event of Default, the Mortgagee shall have the right to set-off any funds of the Mortgagor in the possession of the Mortgagee against any amounts then due by the Mortgagor to the Mortgagee pursuant to the Mortgage.

     Section 5.7 Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, the Mortgagor hereby acknowledges the Indebtedness and confesses judgment in favor of Mortgagee for the full amount of the indebtedness.

     Section 5.8 Expenses. The Mortgagor will pay all reasonable expenses, including but not limited to reasonable attorneys' fees, incurred in connection with the full protection and preservation of, and foreclosure, collection or other realization of or on, the Collateral or this Mortgage, or in connection with the enforcement of any of the Mortgagor's obligations or the Mortgagee's rights and remedies set forth herein, whether or not suit or any foreclosure proceedings are filed. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, preparing for sale, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any federal, state or local authority on any of the Collateral, all expenses in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested from time to time, and all expenses in respect of the sale or other disposition thereof shall be borne and paid by the Mortgagor. All such expenses shall be treated as Payments as provided in Section 4.23 ("Payments by Mortgagee") hereof and thus included in the Indebtedness secured hereby.

     Section  5.9     Keeper.   In the event the Collateral,  or  any  part
thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, the Mortgagor and the Mortgagee agree that the court issuing any such order shall, if petitioned for by Mortgagee, direct the applicable sheriff to appoint as a keeper of the Collateral, the Mortgagee or any agent designated by Mortgagee or any person named by the Mortgagee at the time such seizure is effected This designation is pursuant to Louisiana Revised Statutes 9:5131 through 5135 and 9:5136 through 5140.3, as the same may be amended, and Mortgagee shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to 3% of the gross revenues of the Collateral, which shall be included as Indebtedness secured by this Mortgage. The designation of keeper made herein shall not be deemed to require Mortgagee to provoke the appointment of such a keeper.

     Section 5.10 Waivers. The Mortgagor waives in favor of the Mortgagee any and all homestead exemptions and other exemptions of seizure or otherwise to which Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Collateral is concerned. The Mortgagor further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days' delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days' delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and
(e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

     Section 5.11 Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. The Mortgagor specifically agrees that such an affidavit by a representative of the Mortgagee as to the existence, amount, terms and maturity of the Indebtedness and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

     Section 5.12 Assemble Collateral. For the purpose of enforcing any and all rights and remedies under this Mortgage the Mortgagee may (i) require the Mortgagor to, and the Mortgagor agrees that it will, at its expense and upon the request of the Mortgagee, forthwith assemble all or any part of the Collateral as directed by the Mortgagee and make it available at a place designated by the Mortgagee which is, in its opinion, reasonably convenient to the Mortgagee and the Mortgagor, whether at the premises of the Mortgagor or otherwise, and Mortgagee shall be entitled to specific performance of this obligation, (ii) to the extent permitted by applicable law of this or any other state, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Mortgagor's books and records relating to the Collateral, and
(iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Mortgagor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Mortgagee deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Mortgagor.

     Section 5.13 Limitation on Duty of Mortgagee. Beyond the exercise of reasonable care in the custody thereof, the Mortgagee shall have no duty a to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Mortgagee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Mortgagee in good faith.

     Section 5.14 Appointment of Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Mortgagee may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

                                ARTICLE 6.

                               Miscellaneous

     Section 6.1 Notices. Any notice or demand which, by provision of this Mortgage, is required or permitted to be given or served to the Mortgagor or the Mortgagee shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case if made addressed to (i) the address of such party shown on page 1 hereof or (ii) Mortgagor or Mortgagee at such different address(es) as shall have been designated by written notice actually received by Mortgagor or Mortgagee, as applicable at least ten (10) days in advance of the date upon which such change of address shall be effective under this Section 6.1.

     Section 6.2 Amendment. Neither this Mortgage nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an authentic instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 6.3 Invalidity. In the event that any one or more of the provisions contained in this Mortgage shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage.

     Section 6.4 Waivers. No course of dealing on the part of the Mortgagee, its officers, employees, consultants or agents, nor any failure or delay by the Mortgagee with respect to exercising any of its rights, powers or privileges under this Mortgage shall operate a waiver thereof.

     Section 6.5 Cumulative Rights. The rights and remedies of the Mortgagee under this Mortgage and the Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 6.6 Titles of Articles. Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Mortgage or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 6.7 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 6.8 Termination. Upon full and final payment and performance of the Indebtedness and the payment or redemption of the Note, or upon Mortgagee's acquisition of the Mineral Properties (other than by reason of an Event of Default hereunder), this Mortgage shall terminate, and the Mortgagee shall pay to the Mortgagor all amounts then remaining in the possession of the Mortgagee from collections on or proceeds of the Collateral. Upon request of the Mortgagor, the Mortgagee shall execute and deliver to the Mortgagor at the Mortgagor's expense such termination statements as the Mortgagor may reasonably request to evidence such termination.

     Section 6.9 Successors and Assigns. (a) All covenants and agreements contained by or on behalf of the Mortgagor in this Mortgagee shall bind its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.

     (b) This Mortgage is for the benefit of the Mortgagee and for such other Person or Persons as may from time to time become or be the holder of the Note and the other Indebtedness, and this Mortgage shall be transferrable and negotiable, with the same force and effect and to the same extent as the Note may be transferrable, it being understood that, upon the transfer or assignment by the Mortgagee of the Note (to the extent transfer is permitted thereby), the legal holder of such Note shall have all of the rights granted to the Mortgagee under this Mortgage.

     (c) The Mortgagor hereby recognizes and agrees that the Mortgagee may, from time to time, one or more times, transfer all or any portion of the Indebtedness to one or more third parties. Such transfers may include, but not be limited to, sales of participation interests in such Indebtedness in favor of one or more third party lenders. Upon any transfer of all or any portion of the Indebtedness, the Mortgagee may transfer and deliver any or all of the Collateral to the transferree of the Indebtedness in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and the transferee thereafter shall be vested with all the powers, rights and duties with respect to such Collateral.

     Section 6.10 Governing Law. This Mortgage is made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

     Section 6.11 Certificates. The production of mortgage, conveyance, tax research or other certificates is waived by consent, and the Mortgagor and the Mortgagee agree to hold me, Notary, harmless for failure to procure and attach same.

     Section 6.12 No Paraph. The notes and other written obligations that comprise a part of the Indebtedness have not been presented to me, Notary, for purposes of being paraphed herewith.

     THUS DONE AND PASSED as of the day and in the month and year hereinabove first written, in the presence of the undersigned witnesses who hereunto sign their names with the Mortgagor and Mortgagee and me, Notary, after due reading of the whole.

WITNESSES:                      READING & BATES DEVELOPMENT CO.


______________________________  By:______________________________
Name:_________________________      Name:______________________
        (Please Print)              Title:_______________________


______________________________
Name:_________________________
        (Please Print)

                      ______________________________
                               Notary Public

                   My Commission Expires:_______________
               ______________________________, Notary Public
                  My Commission Expires:________________


     THUS DONE AND PASSED as of the day and in the month and year hereinabove first written, in the presence of the undersigned witnesses who hereunto sign their names with the Mortgagee and me, Notary, after due reading of the whole.

WITNESSES:                      BRITISH-BORNEO PETROLEUM, INC.


______________________________  By:______________________________
Name:_________________________      Name:______________________
        (Please Print)              Title:_______________________


______________________________
Name:_________________________
        (Please Print)


                __________________________________________
               ______________________________, Notary Public
                  My Commission Expires:________________

                                EXHIBIT "A"
                                    TO
                      MORTGAGE AND SECURITY AGREEMENT
                    BY READING & BATES DEVELOPMENT CO.
                IN FAVOR OF BRITISH-BORNEO PETROLEUM, INC.

     The Mortgagor and the Mortgagee hereby agree and affirm that the following is an explanation of the terminology, format and information contained in this Exhibit "A" and that this instrument shall be construed a a whole with reference to the entirety of its provisions (including all Exhibits).

     1. This instrument covers the Mortgagor's entire interest in each of the mineral servitudes, mineral leases, mineral royalties and other mineral rights described in Exhibit "A", as now owned or as hereafter acquired. The inclusion of the Mortgagor's "Net Revenue Interest," "Working Interest" and undivided leasehold interests, by the listing of percentage, decimal or fractional numbers or otherwise, as well as the inclusion of depth limitations, spacing unit designations and agreements, well names and well arabic numbers, are in some instances for purposes of certain representations of the Mortgagor contained in this instrument and are generally for descriptive purposes. The inclusion (or the inaccuracy thereof) of this information is not in any way a limitation or restriction on the interest of the Mortgagor being subjected to the lien and encumbrance of this instrument. In the event that the Mortgagor acquires additional undivided interests in some or all of such mineral or leasehold rights, this instrument shall automatically encumber such additions or increases to the Mortgagor's interest in such mineral or leasehold rights without need of further act or document.

     2. References in Exhibit "A" to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in Exhibit "A" are to the official real property records of the parish or parishes in which the mortgaged property is located and in which records of such documents are or in the past have been customarily recorded, whether Conveyance Records, Oil and Gas Records, Mineral Lease Records, Oil and Gas Lease Records or other records.

     3. A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting or binding against the Mortgagee.

                           PROPERTY DESCRIPTION

     1.   LEASE  OCS-G  7049.  That certain Oil and Gas Lease of  Submerged
          Lands under the Outer Continental Shelf Lands Act made and effective as of June 1, 1984, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 7049 covering all of Block 254, Green Canyon, OCS Official Protraction Diagram, NA 15-3.

                    Working Interest         40.00000%
                    Net Revenue Interest     34.70133%

     2.   LEASE  OCS-G  8010.  That certain Oil and Gas Lease of  Submerged
          Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8010 covering all of Block 298, Green Canyon, OCS Official Protraction Diagram, NA 15-3.

                    Working Interest         40.00000%
                    Net Revenue Interest     34.70133%

     3.   LEASE  OCS-G  8876.  That certain Oil and Gas Lease of  Submerged
          Lands under the Outer Continental Shelf Lands Act made and effective as of June 1, 1987, by and between the United Stated of America, as Lessor, and Hunt Petroleum Corporation, et al., as Lessees, bearing Serial No. OCS-G 8876 covering all of Block 297, Green Canyon, OCS Official Protraction Diagram, NA 15-3.

                    Working Interest         40.00000%
                    Net Revenue Interest     34.66666%

     4.   LEASE  OCS-G  8005.  That certain Oil and Gas Lease of  Submerged
          Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United Stated of America, as Lessor, and Amerada Hess, et al., as Lessees, bearing Serial No. OCS-G 8005 covering all of Block 253, Green Canyon, OCS Official Protraction Diagram, NA 15-3.

                    Working Interest         40.00000%
                    Net Revenue Interest     33.00000%


                                EXHIBIT "B"
                                    TO
                      MORTGAGE AND SECURITY AGREEMENT
                    BY READING & BATES DEVELOPMENT CO.
                IN FAVOR OF BRITISH-BORNEO PETROLEUM, INC.


                             DEVELOPMENT PLAN



                                EXHIBIT "C"
                                    TO
                      MORTGAGE AND SECURITY AGREEMENT
                    BY READING & BATES DEVELOPMENT CO.
                IN FAVOR OF BRITISH-BORNEO PETROLEUM, INC.

     1. Letter of Intent dated August 19, 1997, executed by and between British-Borneo Petroleum, Inc. and Reading & Bates Development Co., as such may have been amended.

     2. Oil Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

     3. Gas Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems, Inc., as Gatherer.

     4. That certain Exploration, Drilling and Production Unit Agreement dated June 22, 2995, executed by and between Enserch Offshore, Inc. and Enserch Exploration, Inc., covering and pertaining to Green Canyon Blocks 253, 254, 297 and 298.

     5. That certain Operating Agreement dated May 1, 1995, executed by and between Enserch Exploration, Inc., Reading & Bates Development Co., et al., as amended by letters dated October 16, 1995, October 31, 1995 and May 17, 1996.

                                EXHIBIT "D"
                                    TO
                      MORTGAGE AND SECURITY AGREEMENT
                    BY READING & BATES DEVELOPMENT CO.
                IN FAVOR OF BRITISH-BORNEO PETROLEUM, INC.

1.   WELLS:
                           WORKING        REVENUE
                           INTEREST       INTEREST

     A. OCS-G 7049 #3      40.00000%      33.70133%
     B. OCS-G 7049 #4      40.00000%      33.70133%
     C. OCS-G 7049 #4ST1   40.00000%      33.70133%
     D. OCS-G 7049 #5      40.00000%      33.70133%
     E. OCS-G 8876 #1      40.00000%      33.66666%

2.   TEMPLATE:

     That certain three well drilling template acquired, inter alia, by Mortgagor for use in connection with the drilling of the OCS-G 7049 #5 Well.

NOTE: All references in the Exhibit "D" made to "Working Interest" and "Revenue Interest," and to the numbers set forth in connection therewith, are for title warranty purposes only.


                                EXHIBIT "E"

                        R&B INTEREST IN THE LEASES

1. LEASE OCS-G 8005. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Amerada Hess, et al., as Lessees, bearing Serial No. OCS-G 8005 covering all of Block 253, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     33.00000%

2. LEASE OCS-G 7049. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of June 1, 1984, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 7049 covering all of Block 254, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     34.70133%

3. LEASE OCS-G 8876. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shell Lands Act made and effective as of June 1, 1987, by and between the United States of America, as Lessor, and Hunt Petroleum Corporation, et al., as Lessees, bearing Serial No. OCS-G 8876 covering all of Block 297, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     33.66666%

4. LEASE OCS-G 8010. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8010 covering all of Block 298, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

               Working Interest         40.00000%
               Net Revenue Interest     34.70133%


     NOTE: All references in this Exhibit "E" made to "Working Interest" and "Revenue Interest," and to the numbers set forth in connection therewith, are for title warranty purposes only.

                                FACT SHEET
                        Allegheny Development Plan


Location                              Green Canyon, Blocks 253, 254, 298, 297
Water Depth Range                                            2,900 - 3,250 ft

Processing                                         Pipeline spec. oil and gas
Annualized average throughput - Oil                 25,000 BOPD (27,500 Peak)
Annualized average throughput - Gas                    35 MMSCFD (45 MM Peak)
Annualized average throughput - Produced water                     8,000 BWPD
Number of Production Wells (subsea)                                    5 to 7
Production Risers                       4 in. insulated steel catenary risers
Control Umbilicals                                                          2
Well/riser Maintenance   Chemical injection, Coiled tubing for riser cleanout

Export - Oil           SCR and - 30 miles of 8" Pipeline to EW 953 (Poseidon)
                                                  or Ewing Bank 921 (Morpeth)
Export - Gas            SCR and 25 miles of 6" Pipeline to EW 873 (Discovery)
                                                  or Ewing Bank 921 (Morpeth)

SeaStar TLP
Payload (Deck/Facilities/Risers)                                  3,500 tons
Hull weight                                                       2,500 tons
Displacement                                                     11,000 tons
Tendons                                                          6 x 26 inch
Foundation                                 Independent piles for each tendon
Hull Dimensions (as Morpeth)
     Column Diameter                                                   58 ft
     Draft                                                             91 ft
     Pontoon Radius                                                   115 ft
     Pontoon Height                                                    25 ft
     Main Column Height                                               112 ft

Topsides
Dry Equipment Weight                                              1,500 tons
Deck Dimensions (two decks)                                     110 x 110 ft
Quarters                                                              18 man
Helideck                                                            Bell 412

                    Allegheny Development Cost Estimate

                              SeaStar
Key Data                      Allegheny       Comments

Data source                   In house      Derived from Morpeth data
Water depth (ft)              2950 to 3250  Dependent upon field layout
Number of wells               5 to 7        Flowline access from two sectors
First oil date:               Q3 1999       Same execution plan & contractors
                                              as Morpeth
Field life (years)            7 to 10
Hull weight (t)               2,500         Same hull assumed as Morpeth
Topside payload (t)           3,500         Payload reduced due to increased
                                              tendon lengths & riser load
Oil capacity gross (bbl/d)    27,500        Sized for 5 to 7 wells dependent
                                              on field performance
Gas capacity gross (mmsc/d)   45            GOR 1300
WI capacity gross (bbl/d)     None          No WI required
Production flowlines          4" SCR (Ins)  Move to SCR's for wt & cost
                                              saving
Oil export line diameter      8" SCR        Sized for 27,000 bopd
Gas export line diameter      6" SCR        Sized for 45 MMscfd

                              $MM

Drilling and Completion Costs

Pre-Production                23.3           Complete 3 existing wells plus
                                               1.1 mob/demob

Post-Production Startup
Drill new well                17.0           Assumed Atwood Hunter day rate
                                               of 105.000 $/d
Complete new well (SCRAMS)     7.4
Complete 4th existing well     6.0

Drilling sub total:           53.7           (1 new well, ! completion)

Facilities Costs

Engineering & PMgmt.          11.0            Broadly similar to Morpeth
Mooring system                25.5            Increased to account for
                                                deeper water
Hull                          19.0            Same hull (no design saving)
Topsides                      30.0            Smaller topsides (no WI)
Installation                  21.0            Increased water depth
Risers (production)           19.0            4" SCR's - priced on 5500 ft
                                                between well clusters (2750
                                                ft standoff)
Trees                         28.0            Increase to 5 wells & water
                                                depth increase over Morpeth
Hookup & commissioning         5.0            Topsides HUC costs in yard

Facilities sub total:        158.5

Oil export risers              6.5             SCR - 8" diameter
Oil export lines              21.0             8" diameter - 30 miles (all of
                                                 which J layed) to EW953
Gas export risers              0.0             SCR 6" diameter - paid for in
                                                 tariff to Discovery system
Gas export lines               0.0             25 miles of 6" (all of which J
                                                 layed) - paid in tariff to
                                                 Discovery system

Export lines sub total:       27.5

    Contingency:               4.0

Facilities & export
  sub total                  190.0

Drilling, Facilities &
  export total:              243.7

Future well costs:

Recompletions as needed       6.0              Costs per well, as needed

New Wells                     14.0             Costs per well, as needed